Exhibit 1.1

Execution Version

EVERGY, INC.

COMMON STOCK (WITHOUT PAR VALUE)

EQUITY DISTRIBUTION AGREEMENT

May 8, 2025

To:

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Barclays Bank PLC c/o Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park, 8th Fl. New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Citibank, N.A. 390 Greenwich Street New York, New York 10013

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

J.P. Morgan Securities LLC 383 Madison Avenue, 6th Floor New York, New York 10179	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179

Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036

MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020	MUFG Securities EMEA plc Ropemaker Place, 25 Ropemaker Street London, EC2Y 9AJ

TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017	The Toronto-Dominion Bank c/o TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001	Truist Bank 50 Hudson Yards, 70th Floor New York, New York 10001

Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001 As Managers and Forward Sellers	Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor New York, New York 10001 As Forward Purchasers

Ladies and Gentlemen:

Evergy, Inc., a Missouri corporation (the “Company”), confirms its agreement (including the schedules and exhibits attached hereto, this “Agreement”) with (i) Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, in its capacity as sales agent in connection with the offering and sale of Issuance Shares (as defined below) hereunder, a “Manager” and, collectively, the “Managers”), (ii) Barclays Bank PLC, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association (each, in its capacity as purchaser under any Forward Contract (as defined below), a “Forward Purchaser” and, collectively, the “Forward Purchasers”) and (iii) Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, a “Forward Seller” and, collectively, the “Forward Sellers”), as set forth in this Agreement. The Company proposes to offer, issue or sell, as the case may be, on the terms set forth in this Agreement, shares of its common stock, without par value (“Common Stock”), having an aggregate gross sales price of up to $1,200,000,000. The Issuance Shares and the Forward Hedge Shares offered and sold pursuant to this Agreement shall be referred to herein as the “Shares.” The Company agrees that, whenever the Company determines to sell Issuance Shares directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company and such Manager, relating to such sale in accordance with Section 2 hereof.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-281614), including a prospectus, on Form S-3, relating to the securities described therein (the “Shelf Securities”), including the Shares, to be offered from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto (other than a prospectus supplement relating solely to the offering of any of the Shelf Securities other than the Shares) as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Base Prospectus.” “Prospectus Supplement” means the final prospectus supplement relating to the Shares filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers, the Forward Purchasers and the Forward Sellers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(b) hereof), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free

Writing Prospectus” means any of the documents listed on Schedule I attached hereto or otherwise approved in writing by the Managers, the Forward Purchasers and the Forward Sellers in accordance with Section 6(a) hereof, and “broadly available road show” means any road show as defined in Rule 433(h) under the Securities Act. As used herein, (a) the terms “Registration Statement,” “Base Prospectus,” “Prospectus Supplement,” “Interim Prospectus Supplement” and “Prospectus” shall include the documents incorporated by reference therein as of the date hereof, (b) the terms “supplement,” “supplemented,” “amendment,” “amend,” and “amended” as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein, (c) the words “contained,” “included,” “set forth” or “stated” (or other references of like import) as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include the documents that are so incorporated by reference therein, (d) the words “hereof,” “herein,” “hereinafter” or “hereunder” mean this Agreement and any applicable Terms Agreement, (e) the words “include” and “including” (and variations thereof) shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation” or “but not limited to” and (f) the word “or” shall not be exclusive.

All references in this Agreement to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

“Forward” means the transaction resulting from the delivery by the Company, and the acceptance by the relevant Forward Purchaser, of a Forward Placement Notice (as defined in Section 2(d) hereof), subject to the terms and conditions of this Agreement and the applicable Forward Contract.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and a Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related Supplemental Confirmation for such Forward.

“Forward Date” means any Trading Day that a Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 2(d) hereof.

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (a) an amount equal to 100% minus the Forward Hedge Selling Commission Rate for such Forward Contract and (b) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (a) the Forward Hedge Selling Commission Rate for such Forward Contract and (b) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed between the Company and a Forward Seller, not to exceed 2%.

“Forward Hedge Selling Period” means the period of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 2(d) hereof; provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period, (a) any event occurs that would permit a Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to, the provisions under the caption “Termination Settlement” in the Master Forward Confirmation or (b) an “Insolvency Filing” (as defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at the Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence).

“Forward Hedge Settlement Date” means the first Trading Day (or such other day as is industry practice for regular-way trading) following each Trading Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all shares of Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by the Forward Sellers in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Settlement Shares” means all shares of Common Stock to be delivered by the Company to any Forward Purchaser in settlement or termination of all or a portion of the Company’s obligations under any Forward Contract.

“Issuance Shares” means all shares of Common Stock issued and sold through a Manager in accordance with the terms and conditions of this Agreement and all shares of Common Stock issued and sold directly to any Manager as principal in accordance with the terms of this Agreement and a Terms Agreement.

“Master Forward Confirmation” means any Master Forward Confirmation, dated the date hereof, between the Company and any Forward Purchaser, including all provisions incorporated by reference therein, substantially in the form of Exhibit A attached hereto.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Sales Price” means, for each Forward Hedge Share, the actual sale execution price of such Forward Hedge Share sold by a Forward Seller on the Nasdaq, in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Settlement Date” means any Forward Hedge Settlement Date or Issuance Shares Settlement Date (as defined in Section 4(a) hereof).

“Supplemental Confirmation” means, for each Forward, the supplemental confirmation evidencing the corresponding “Transaction” (as defined in the Master Forward Confirmation) substantially in the form of Exhibit A to the Master Forward Confirmation relating to such Forward.

“Trading Day” means any day that is a trading day on the Nasdaq, other than a day on which the Nasdaq is scheduled to close prior to its regular weekday closing time.

1.	A. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Managers, the Forward Purchasers and the Forward Sellers that:

(a) Compliance with Securities Laws. (i)(A) At the respective times the Registration Statement and any amendment thereto became effective, (B) at each deemed effective date with respect to the Managers and the Forward Sellers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date, (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the sale of any Shares (the “Delivery Period”) and (F) as of the date hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; (ii) the Base Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply, in each case in all material respects, with the Securities Act and the rules and regulations of the Commission thereunder; and (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

(b) General Disclosure Package. (i) As of the date hereof, at the respective times the Registration Statement and any amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented as of such Settlement Date) did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 1(A)(b) with respect to any statement or omission made in the Registration Statement, the Prospectus or the General Disclosure Package, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Managers, the Forward Purchasers or the Forward Sellers expressly for use in the Prospectus or the General Disclosure Package, or any amendment or supplement thereto.

(c) Permitted Free Writing Prospectus. The Company (including its agents and representatives, other than the Managers, the Forward Purchasers and the Forward Sellers, each in their respective capacities) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes a free writing prospectus other than a Permitted Free Writing Prospectus, which includes (i) the documents listed on Schedule I attached hereto as constituting part of the General Disclosure Package and (ii) any broadly available road show or other written communications, in each case approved in writing in advance by the Managers, the Forward Purchasers and the Forward Sellers. Each such Permitted Free Writing Prospectus complies or will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act and the rules and regulations of the Commission thereunder (to the extent required thereby) and, when taken together with the Registration Statement and the Prospectus accompanying, or delivered prior to delivery of, such Permitted Free Writing Prospectus, did not, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, the Forward Purchasers and the Forward Sellers, and will not, when considered together with the General Disclosure Package, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions made in each such Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to the Managers, the Forward

Purchasers or the Forward Sellers furnished to the Company in writing by the Managers, the Forward Purchasers or the Forward Sellers expressly for use in any Permitted Free Writing Prospectus.

(d) Registration Statement. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and (iv) as of the date hereof (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act). The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission.

(e) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) when read together with the other information in the General Disclosure Package and the Prospectus, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (ii) the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not or is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to such Rule 405 that it is not necessary that the Company be considered such an ineligible issuer.

(g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Missouri with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Transaction Documents (as defined in Section 1A(m) hereof); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not result in a Material Adverse Change (as defined in Section 1A(q) hereof).

(i) Subsidiaries. Each “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X of the Commission) of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock owned directly or indirectly by the Company of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. The Company has no significant subsidiaries other than Evergy Kansas Central, Inc., Evergy Kansas South, Inc., Evergy Metro, Inc. and Evergy Missouri West, Inc.

(j) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(k) Accountants. Deloitte & Touche LLP, independent public or certified public accountants for the Company and the Subsidiaries (“D&T”) who issued their reports on the consolidated financial statements of the Company included in the General Disclosure Package and the Prospectus, are an independent registered public accounting firm with respect to the Company, as required by the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States).

(l) Financial Statements. The consolidated financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and any such supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the General Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma financial information and the related notes thereto, if any, incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been, or shall be, prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable. The assumptions used in preparing such pro forma financial information are, or shall be, reasonable and the adjustments used therein are, or shall be, appropriate to give effect to the transactions and circumstances referred to therein.

(m) Transaction Documents. Each of this Agreement, each Master Forward Confirmation and each Supplemental Confirmation (collectively, the “Transaction Documents”) has been, or in the case of any Transaction Document executed after the date hereof, shall have been at the time of such execution, duly authorized, executed and delivered by the Company. Assuming due execution and delivery by all other parties thereto, each Transaction Document constitutes or, in the case of any Transaction Document executed after the date hereof shall constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(n) Accurate Tax Disclosure. The factual statements set forth in the General Disclosure Package and the Prospectus under the caption “Material U.S. Federal Tax Considerations to Non-U.S. Holders” are accurate in all material respects and fairly present the information provided.

(o) The Shares. The Issuance Shares, the Forward Hedge Shares and the Forward Settlement Shares have been, or will have been at the time of such issuance, duly authorized by the Company for issuance pursuant to this Agreement or the applicable Forward Contract, as the case may be, against payment of the consideration therefor specified herein or therein, will be validly issued, fully paid and non-assessable, and such issuance will not be subject to any preemptive or similar rights. The Company has reserved and has available, and will reserve and keep available at all times, free of preemptive rights, the maximum number of authorized and unissued shares of Common Stock necessary to satisfy the Company’s obligations to issue Shares and Forward Settlement Shares pursuant to this Agreement, any Forward Contracts and any Terms Agreements.

(p) Description of the Transaction Documents. Each Transaction Document conforms, or in the case of any Transaction Document executed after the date hereof, shall conform, in all material respects to the description thereof contained in each of the General Disclosure Package and the Prospectus.

(q) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (i) there has been no material adverse change or any development involving a prospective change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such change described in this clause (i), a “Material Adverse Change”), (ii) there have been no transactions entered into by the Company and its subsidiaries considered as one enterprise (other than those in the ordinary course of business) that are material with respect to the Company and its subsidiaries considered as one enterprise and (iii) except for regular quarterly cash dividends on shares of Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(r) No Defaults. Neither the Company nor any of the Subsidiaries is in violation of its articles of incorporation, charter or by-laws or other organizational documents. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, neither the Company nor any of the Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (each, an “Agreement or Instrument” and, collectively, the “Agreements and Instruments”). The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated herein and therein have been, or in the case of any Transaction Document executed after the date hereof, will be, duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any material Agreements and Instruments, nor will such action result in any violation of the provisions of the articles of incorporation, charter or by-laws, as they may be then amended or in effect, of the Company or any of the Subsidiaries or any applicable law, administrative regulation or administrative or court order or decree.

(s) Regulatory Approvals. The Company has made all necessary filings and obtained all necessary consents, orders or approvals in connection with the issuance or sale of the Shares and the Forward Settlement Shares or will have done so by the time the Shares or the Forward Settlement Shares shall be issued or sold, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Transaction Documents, except such as may be required under state securities laws.

(t) Legal Proceedings; Contracts. Except as disclosed in the General Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or its subsidiaries that would reasonably be expected to result in any Material Adverse Change, or might materially and adversely affect its properties or assets or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; and there are no contracts or documents that are required to be filed as exhibits to the Registration Statement by the Securities Act and the rules and regulations of the Commission thereunder that have not been so filed.

(u) Franchises. The Company and the Subsidiaries hold, to the extent required, valid and subsisting franchises, licenses and permits authorizing them to carry on the regulated utility businesses in which they are engaged in the territories from which substantially all of the Company’s consolidated gross operating revenue is derived, except where the failure to hold such franchises, licenses and permits would not result in a Material Adverse Change.

(v) [Reserved].

(w) Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(x) Investment Company Act. The Company is not and, upon the issuance or sale of the Shares as contemplated herein and the application of the Net Proceeds (as defined in Section 3(a) hereof) thereof as described in the General Disclosure Package and the Prospectus and the application of any amounts received by the Company upon settlement of any Forward Contracts, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(y) ERISA. The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; the Company and the Subsidiaries have not incurred and do not expect to incur any material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(z) Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

(aa) Taxes. The Company and each of the Subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings or for which an extension has been requested, and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries that has had, nor does the Company have any knowledge of any tax deficiency that, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected to result in, a Material Adverse Change.

(bb) Internal Controls. Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals. Except as disclosed in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) Sarbanes-Oxley. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans, and the requirement that the Company and its consolidated subsidiaries maintain the following, among other, controls and procedures: (i) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the Exchange Act; (ii) “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act); and (iii) “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act).

(dd) Pending Proceedings and Examinations. The Company has not received notice from the Commission that the Registration Statement is the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(ee) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption statute or regulation, (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery statute or regulation or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries and, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries have (A) conducted their respective businesses in compliance with the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom and all other applicable anti-corruption and anti-bribery statutes or regulations and (B) instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to ensure, continued compliance therewith

(ff) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering

Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) OFAC. None of the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including the so-called Donetsk People’s Republic or Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to the President’s Executive Order 14065 (February 21, 2022), the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, Syria and Russia); the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder (including, in the case of any Forward Hedge Shares, any proceeds received by the Company upon settlement of the related Forward Contract), or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and the Company and its subsidiaries have not knowingly engaged in for the past ten years, are not now knowingly engaged in and will not engage in any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(hh) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii) Cybersecurity. (i)(A) Except as disclosed in the General Disclosure Package and the Prospectus, there has been no security breach or other compromise of or relating to any of the Company’s or any of the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), reasonably be expected to result in a Material Adverse Change; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of their IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (iii) the Company and the Subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

(jj) No Stabilization. The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(kk) Listing. All of the Shares that have been or may be sold under this Agreement and all of the Forward Settlement Shares that have been or may be sold under any Forward Contract have been approved for listing on the Nasdaq.

(ll) “Actively-Traded” Status. The shares of Common Stock are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by paragraph (c)(1) thereof.

(B) Representation and Warranty of the Forward Sellers. Each of the Forward Sellers severally represents and warrants to, and agrees with, the applicable Manager that this Agreement has been duly authorized, executed and delivered by such Forward Seller, and such Forward Seller will have full right, power and authority to sell, transfer and deliver any applicable Forward Hedge Shares.

2.

Sale of Issuance Shares and Forward Hedge Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers, the Forward Purchasers and the Forward Sellers agree that the Company may from time to time seek to (i) sell Issuance Shares through the Managers, acting as sales agent, (ii) offer Forward Hedge Shares through the Forward Purchasers and the Forward Sellers and (iii) sell Issuance Shares directly to any Manager as principal pursuant to a Terms Agreement as follows:

(a) The Company, through any of the individuals named on Schedule II attached hereto (any such individual, as such Schedule may be modified from time to time by the Company upon notice to the Managers, the Forward Purchasers and the Forward Sellers, an “Authorized Company Representative”), may submit its orders to a Manager by telephone or electronic mail (including any price, time or size limits or other customary parameters or conditions) to sell any Issuance Shares on any Trading Day, which order shall be confirmed by such Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit B attached hereto (an “Issuance Placement Confirmation”).

(b) Subject to the terms and conditions hereof, such Manager shall use commercially reasonable efforts consistent with its normal trading and sales practices to execute any order submitted by the Company to it under Section 2(a) hereof to sell any

Issuance Shares with respect to which such Manager has agreed to act as sales agent (which it may decline to do for any reason in its sole discretion). The Company acknowledges and agrees that (i) there can be no assurance that such Manager will be successful in selling such Issuance Shares, (ii) such Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell any or all of such Issuance Shares for any reason and (iii) such Manager shall be under no obligation to purchase such Issuance Shares on a principal basis pursuant to this Agreement unless pursuant to a Terms Agreement executed by such Manager and the Company in accordance with Section 2(c) hereof.

(c) If the Company wishes to issue and sell any Issuance Shares pursuant to Section 2(a) hereof to a Manager as principal, the Company will notify such Manager of the proposed terms of such issuance and sale. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept modified terms, the Company and such Manager will enter into a Terms Agreement setting forth the terms of such issuance and sale. At the time of each Terms Agreement, the applicable Manager shall specify the requirements, if any, for the certificates, legal letters and comfort letters pursuant to Sections 6(l), 6(m), 6(n) and 6(o), respectively, hereof. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(d) Subject to the terms and conditions set forth in the Transaction Documents, on any Trading Day, the Company may deliver a written notice in substantially the form of Exhibit C attached hereto (a “Forward Placement Notice”) executed by an Authorized Company Representative to a Forward Purchaser and a Forward Seller. Such Forward Purchaser and such Forward Seller may accept such Forward Placement Notice by electronic mail to an Authorized Company Representative confirming the terms of such Forward Placement Notice. Upon the delivery of such Forward Placement Notice and such Forward Purchaser’s and such Forward Seller’s acceptance of such Forward Placement Notice by electronic mail confirming the terms of such Forward Placement Notice, and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, such Forward Purchaser will use commercially reasonable efforts to borrow or cause its affiliate to borrow Forward Hedge Shares up to the amount specified and such Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares and otherwise in accordance with the terms of such Forward Placement Notice. The number of Forward Hedge Shares that such Forward Purchaser shall use commercially reasonable efforts to borrow or cause its affiliate to borrow and that such Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate Sales Price equal to the Forward Hedge Amount set forth in the Forward Placement Notice accepted by such Forward Purchaser and such Forward Seller.

(e) A Forward Placement Notice or any amendment thereto shall be deemed delivered on the Trading Day that it is received by electronic mail (and the Company confirms such delivery by electronic mail notice or by telephone (including voicemail message)) by the applicable Forward Purchaser and the applicable Forward Seller.

(f) No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the Master Forward Confirmation), the applicable Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to such Forward Purchaser, a Supplemental Confirmation in respect of the Forward for such Forward Hedge Selling Period, which Supplemental Confirmation shall set forth for such Forward (i) the “Trade Date” (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), (ii) the “Effective Date” (which shall, subject to the terms of the Master Forward Confirmation, be the date one “Settlement Cycle” (as defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), (iii) the initial “Base Amount” (which shall, subject to the terms of the Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), (iv) the “Maturity Date” (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days, months or years set forth opposite the caption “Term” in the Forward Placement Notice for such Forward), (v) the “Forward Price Reduction Dates” (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Forward), (vi) the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Forward), (vii) the “Spread” (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice), (viii) the “Initial Forward Price” (which shall be determined as provided in the Master Forward Confirmation), (ix) the “Volume-Weighted Hedge Price” (which shall be determined as provided in the Master Forward Confirmation), (x) the “Specified Borrow Rate” (which shall be the rate set forth opposite the term “Specified Borrow Rate” in the Forward Placement Notice), (xi) the “Maximum Specified Borrow Rate” (which shall be the rate set forth opposite the term “Maximum Specified Borrow Rate” in the Forward Placement Notice), (xii) the “Forward Shares” (which shall be twice the “Base Amount” (as defined in the Master Forward Confirmation) for such Forward) and (xiii) the “Notice Settlement Number” (which shall be the number set forth opposite the term “Notice Settlement Number” in the Forward Placement Notice).

(g) For each Forward, the Company shall be obligated to enter into a Forward Contract with the applicable Forward Purchaser, and such Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow or cause its affiliate to borrow, and the applicable Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares described in such Forward Contract pursuant thereto only if and when the Company delivers a Forward Placement Notice to such Forward Purchaser and such Forward Seller and such Forward Purchaser and such Forward Seller have accepted such Forward Placement Notice as provided in Section 2(d) hereof. The Company shall have the right, in its sole discretion, to request that such Forward Purchaser and such Forward Seller amend at any time and from time to time any such Forward Placement Notice, and if such amendment is accepted by such Forward Purchaser and such Forward Seller, each of such Forward Purchaser and such Forward Seller shall, as soon as reasonably practicable after receiving notice of such amendment, modify its (or cause its affiliate to modify its) offers to sell or borrow, as applicable, consistent with any such amendment; provided, however, that (i) the Company may not amend any Forward Hedge Amount if such amended Forward Hedge Amount is less than the Actual Sold Forward Amount as of the date of such amendment and (ii) the Company shall not have the right to amend a Forward Placement Notice after the related Supplemental Confirmation has been delivered to the Company.

(h) Each of the Company, the Forward Purchasers and the Forward Sellers acknowledge and agree that (i) there can be no assurance that such Forward Purchaser (or its affiliate) will be successful in borrowing or that such Forward Seller will be successful in selling Forward Hedge Shares, (ii) such Forward Seller will incur no liability or obligation to the Company, the applicable Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by such Forward Purchaser (or its affiliate) for any reason other than a failure by such Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under Section 2(g) hereof and (iii) such Forward Purchaser will incur no liability or obligation to the Company, the applicable Forward Seller or any other person if it does not borrow or cause its affiliate to borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under Section 2(g) hereof. Notwithstanding anything herein to the contrary, such Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and such Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to clause (ii) of the provisions under the caption “Conditions to Effectiveness” in Section 3 of the Master Forward Confirmation. In acting hereunder, such Forward Seller will be acting as agent for the applicable Forward Purchaser and not as principal.

(i) The Company shall not authorize the issuance and sale of, and the Managers and Forward Sellers shall not sell, any Issuance Shares or Forward Hedge Shares, as applicable, at a price lower than the minimum price therefor designated by the Company in its order submitted pursuant to Section 2(a) hereof or in the applicable Forward Placement Notice pursuant to Section 2(d) hereof, as applicable, or in a number in excess of the number of Shares approved for listing on the Nasdaq, or in excess of the number or amount of Shares available for issuance under the Registration Statement for which the applicable registration fee has been paid, it being understood and agreed by the parties hereto that compliance with any such limitations regarding the number of Shares shall be the sole responsibility of the Company. In addition, the Company may, upon notice to the Managers and the Forward Sellers by telephone (confirmed promptly by electronic mail) or electronic mail, suspend the offering of any Issuance Shares or Forward Hedge Shares pursuant to this Agreement for a specified period (a “Suspension Period”); provided, however, that (i) such Suspension Period shall not affect or impair the parties’ respective obligations with respect to any Issuance Shares or Forward Hedge Shares sold hereunder prior to the giving of such notice and (ii) there shall be no obligations with respect to the delivery of the Bring-Down Documents (as defined in Section 6(p) hereof) to the Managers, the Forward Purchasers and the Forward Sellers during a Suspension Period and that such obligations shall resume upon the termination of such Suspension Period and in any event prior to the resumption of the offering of any Shares under this Agreement following such Suspension Period (a “Resumption Date”). Similarly, any Manager or Forward Seller may, upon notice to the Company by telephone (confirmed promptly by electronic mail) or electronic mail, suspend the offering of any Issuance Shares or Forward Hedge Shares pursuant to this Agreement through such Manager or Forward Seller for a specified period; provided, however, that (A) such suspension shall not affect or impair the parties’ respective obligations with respect to any Issuance Shares or Forward Hedge Shares sold hereunder prior to the giving of such notice and (B) such suspension shall only be applicable to such Manager or Forward Seller and shall not affect any rights of the other Managers and Forward Sellers hereunder or any obligations of the Company to the other Managers and Forward Sellers hereunder, including to deliver the Bring-Down Documents.

(j) The applicable Manager or Forward Seller shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the Nasdaq each day on which Shares are sold under this Agreement setting forth (i) the amount of any Issuance Shares sold on such day and the Actual Sold Forward Amount as of such day, (ii) the gross offering proceeds received from such sale of the Shares and (iii) in the case of such Issuance Shares, the commission payable by the Company to such Manager with respect to such sale of Issuance Shares.

(k) At each Time of Sale, each Settlement Date and each Representation Date (as defined in Section 6(1) hereof), the Company shall be deemed to have affirmed each of its representations and warranties contained in this Agreement and any applicable Terms Agreement as if such representations and warranties were made as of such date but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of the Managers, the Forward Purchasers and the Forward Sellers to use commercially reasonable efforts consistent with their respective normal trading and sales practices to sell the Shares on behalf of the Company in their respective capacities shall be subject to the continuing accuracy of the representations and warranties of the Company herein and in any applicable Terms Agreement, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 hereof.

(l) Notwithstanding any other provision of this Agreement, the Company, the Managers, the Forward Purchasers and the Forward Sellers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares to be sold and the Managers, the Forward Purchasers and the Forward Sellers shall not be obligated to sell or offer to sell any Shares hereunder, (i) during any period in which the Company, in its sole discretion, determines that its insider trading policy, as it exists on the date hereof, would prohibit the purchase or sale of any shares of Common Stock, or during any other period in which the Company is, or could be deemed to be, in possession of material nonpublic information or (ii) except as provided in Section 2(m) hereof, at any time during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement with the Commission under the Exchange Act.

(m) If the Company wishes to offer any Shares at any time during the period from and including an Announcement Date for an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Managers, the Forward Purchasers and the Forward Sellers (with a copy to Managers Counsel (as defined in Section 3(b) hereof)) a Current Report on Form 8-K that shall include substantially the same financial and related information as was set forth in such Earnings Announcement (other than any earnings projections, similar forward-looking data and officer’s quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, and obtain the consent of the Managers, the Forward Purchasers and the Forward Sellers to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Managers, the Forward Purchasers and the Forward Sellers with the Bring-Down Documents, (iii) afford the Managers, the Forward Purchasers and the Forward Sellers the opportunity to conduct a due diligence review in accordance with Section 6(p) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission under the Exchange Act in a manner that is considered “filed” thereunder, then the provisions of clause (ii) of Section 2(l) hereof shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K with the Commission under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any Bring-Down Documents pursuant to this Section 2(m) shall not relieve the Company from any of its obligations under this Agreement with respect to the filing by the Company of any Quarterly Report on Form 10-Q or Annual Report on Form 10-K with the Commission under the Exchange Act after such Filing Time, as the case may be, including the obligation to deliver the Bring-Down Documents as provided in Section 6 hereof, and (B) this Section 2(m) shall in no way affect or limit the operation of clause (i) of Section 2(l) hereof, which shall have independent application.

3.	Fee.

(a) The compensation to each Manager for sales of any Issuance Shares hereunder shall be agreed upon by the Company with such Manager in an amount equal to up to 2% of the gross offering proceeds of such Issuance Shares sold through such Manager pursuant to this Agreement as set forth in the Issuance Placement Confirmation; provided, however, that such rate of compensation shall not apply when such Manager acts as a principal under a Terms Agreement pursuant to Section 2(c) hereof, in which case the Company may sell Shares to such Manager at a price set forth in such Terms Agreement. The compensation to each Forward Seller for sales of Shares hereunder shall be equal to up to the product of (A) the maximum Forward Hedge Selling Commission Rate and (B) the sum, for each Forward entered into by such Forward Seller’s affiliated Forward Purchaser, of the product of (1) the Actual Sold Forward Amount for such Forward and (2) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward. In each case, the remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or such Forward Seller’s affiliated Forward Purchaser, as applicable, for the sale of such Shares (the “Net Proceeds”).

(b) The Company shall pay for all fees and disbursements of Bracewell LLP, counsel for the Managers, the Forward Purchasers and the Forward Sellers (or other counsel therefor satisfactory thereto) (“Managers Counsel”), and Davis Polk & Wardwell LLP, special product counsel for the Forward Purchasers and the Forward Sellers (or other counsel therefor satisfactory thereto) (“Forward Counsel”), incurred in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated; provided, however, the Company shall not be responsible for the fees and disbursements of Managers Counsel or Forward Counsel for any transaction when a Manager acts as a principal under a Terms Agreement pursuant to Section 2(c) hereof and such Manager will responsible for such fees and disbursements unless otherwise agreed in such Terms Agreement. Such fees and disbursements shall be billed by each of Managers Counsel and Forward Counsel to the Company upon execution of this Agreement and thereafter, as applicable, on a quarterly basis and paid promptly by the Company.

(c) Notwithstanding the foregoing, in the event the Company engages a Manager, Forward Purchaser or Forward Seller, as the case may be, for a sale of Shares in a transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide such Manager, Forward Purchaser or Forward Seller, at its request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the Bring-Down Documents, each dated the Settlement Date, and such other documents and information as such Manager, Forward Purchaser or Forward Seller shall reasonably request, and the Company and such Manager, Forward Purchaser or Forward Seller will agree to compensation that is customary for such Manager, Forward Purchaser or Forward Seller with respect to such transaction.

4.	Payment, Delivery and Other Obligations.

(a) Settlement for sales of any Issuance Shares pursuant to this Agreement will occur on the first Trading Day (or such other day as is industry practice for regular-way trading) following the date on which such sales are made, unless another date shall be agreed to in writing by the Company and such Manager (each such day, an “Issuance Shares Settlement Date”), including in an applicable Terms Agreement. On each Issuance Shares Settlement Date, any Issuance Shares sold through the applicable Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the Net Proceeds from the sale of such Issuance Shares. Settlement for all such Issuance Shares shall be effected by free delivery of such Issuance Shares by the Company or its transfer agent to such Manager’s or its designee’s account (provided that such Manager shall have given the Company written notice of such designee prior to such Issuance Shares Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company.

(b) Each sale of any Forward Hedge Shares will be settled as between the applicable Forward Purchaser and the applicable Forward Seller on each applicable Forward Hedge Settlement Date following the relevant Forward Date. On or before each such Forward Hedge Settlement Date, such Forward Purchaser will, or will cause its affiliate to, electronically transfer such Forward Hedge Shares being offered and sold by crediting such Forward Seller’s (or its designee’s) account at the Depository Trust Company through its Deposit/Withdrawal at Custodian System (DWAC), or by such other means of delivery as may be mutually agreed upon by such Forward Purchaser and such Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, such Forward Seller shall deliver to such Forward Purchaser the related portion of such Forward Hedge Price in same-day funds delivered to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(c) If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver any of the Issuance Shares on the relevant Issuance Shares Settlement Date, the Company shall (i) hold the applicable Manager harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5.

Conditions to the Managers,’ Forward Purchasers’ and Forward Sellers’ Obligations. The obligations of the Managers, the Forward Purchasers and the Forward Sellers are subject to (i) the accuracy of the representations and warranties of the Company as of each Representation Date, (ii) the performance by the Company of its obligations hereunder and (iii) the following conditions:

(a) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission; and

(ii) no event or condition of a type described in Section 1(A)(q) hereof shall have occurred or shall exist, which event or condition is not described in each of the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of any Manager, Forward Purchaser or Forward Seller makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

(b) The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date a certificate, dated such date and signed by an executive officer of the Company, to the effect that (i) the conditions set forth in Section 5(a) hereof have been satisfied, (ii) the representations and warranties of the Company contained in this Agreement are true and correct as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), (iii) the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Representation Date, (iv) the Prospectus Supplement, any Interim Prospectus Supplement and (to the extent required by Rule 433 under the Securities Act) each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act, and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied, (v) as of such Representation Date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that no certification need be made with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers, the Forward Purchasers and the Forward Sellers expressly for use in the Registration Statement), (vi) as of such Representation Date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that no certification need be made with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers, the Forward Purchasers and the Forward Sellers expressly for use in the Registration Statement or the General Disclosure Package) and (vii) the Shares and the Forward Settlement Shares have been duly and validly authorized by the Company, all corporate action required to be taken for the issuance and sale of the Shares and the Forward Settlement Shares has been validly and sufficiently taken and the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date, (i) an opinion and negative assurance letter of Hunton Andrews Kurth LLP, outside counsel for the Company (or other counsel satisfactory to the Managers, the Forward Purchasers and the Forward Sellers) (“Outside Company Counsel”), dated such date, substantially in the form of Exhibit D attached hereto, and (ii) an opinion letter of Heather A. Humphrey, Senior Vice President, General Counsel and Corporate Secretary of the Company (or other internal counsel for the Company satisfactory to the Managers, the Forward Purchasers and the Forward Sellers) (“Internal Company Counsel”), dated such date, substantially in the form of Exhibit E attached hereto (each of which shall be rendered to the Managers, the Forward Purchasers and the Forward Sellers at the request of the Company and shall so state therein).

(d) The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date, an opinion and 10b-5 statement, addressed to the Managers, the Forward Purchasers and the Forward Sellers, of Managers Counsel with respect to such matters as the Managers, the Forward Purchasers and the Forward Sellers may reasonably request, in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, and Managers Counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e) On (i) each Representation Date and (ii) the date of filing by the Company of a Current Report on Form 8-K with the Commission under the Exchange Act that contains additional or amended financial information, D&T (or such other independent accountants for the Company, the “Auditors”) shall have furnished to the Managers, the Forward Purchasers and the Forward Sellers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Managers, the Forward Purchasers and the Forward Sellers, in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus; provided that the letters delivered on each such date shall use a “cut-off” date no more than two business days prior to the date of delivery of such letter (the first such letter from D&T, an “Initial Comfort Letter”) and updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(f) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) under the Securities Act.

(g) The Shares and the Forward Settlement Shares shall have been approved for listing on the Nasdaq.

(h) The shares of Common Stock are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by paragraph (c)(1) thereof.

6.	Covenants of the Company. The Company covenants with the Managers, the Forward Purchasers and the Forward Sellers as follows:

(a) Before making, preparing, using, authorizing, approving, referring to or filing any Permitted Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Managers, the Forward Purchasers and the Forward Sellers and Managers Counsel a copy of such proposed Permitted Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which any Manager, Forward Purchaser or Forward Seller reasonably objects. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Delivery Period; and the Company will furnish copies of the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered) to the Managers, the Forward Purchasers and the Forward Sellers in New York City prior to 10:00 A.M., New York City time, on the third business day next succeeding the date hereof, or as promptly as practicable thereafter with respect to any Permitted Free Writing Prospectus first used after the date hereof, in such quantities as the Managers, the Forward Purchasers or the Forward Sellers may reasonably request.

(b) For the duration of the Delivery Period, to include in its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers and the Forward Sellers pursuant to this Agreement, (ii) the number of Forward Settlement Shares delivered to the Forward Purchasers pursuant to Forward Contracts, (iii) the Net Proceeds received by the Company from such sales and any amounts received by the Company upon settlement of any Forward Contracts and (iv) the compensation paid by the Company to the Managers, the Forward Purchasers and the Forward Sellers with respect to such sales and such Forward Contracts (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(a) hereof, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(c) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval

system or any successor system thereto) to the Managers, the Forward Purchasers and the Forward Sellers via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Managers, the Forward Purchasers and the Forward Sellers and, at the request of the Managers, the Forward Purchasers or the Forward Sellers, to also furnish copies of the Prospectus and such Prospectus Supplement to the Nasdaq and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Nasdaq or such other exchange or market.

(d) During the Delivery Period, the Company will advise the Managers, the Forward Purchasers and the Forward Sellers promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Permitted Free Writing Prospectus has been filed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (v) of the occurrence of any event within the Delivery Period as a result of which the Prospectus, the General Disclosure Package or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition shall exist as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Company will immediately notify the Managers, the Forward Purchasers and the Forward Sellers thereof and forthwith prepare and, subject to Section 6(a) hereof, file with the Commission (to the extent required) and furnish to the Managers, the Forward Purchasers and the Forward Sellers, such amendments or supplements to the General Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the General Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the General Disclosure Package will comply with law.

(f) The Company will qualify the Shares and the Forward Settlement Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Managers, the Forward Purchasers or the Forward Sellers shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares and delivery of the Forward Settlement Shares, provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) The Company will make generally available to its security holders and the Managers, the Forward Purchasers and the Forward Sellers as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in such Rule 158) of the Registration Statement.

(h) To apply the Net Proceeds from the sale of any Issuance Shares by the Company pursuant to this Agreement and any Terms Agreement and any amounts received upon settlement of any Forward Contracts in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(i) The Company shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus, each Prospectus Supplement, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Managers, the Forward Purchasers and the Forward Sellers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares and the Forward Settlement Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares and the Forward Settlement Shares, (iii) the producing, word processing or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction or printing and furnishing of copies of each thereof to the Managers (including costs of mailing and shipment), (iv) the qualification of the Shares and the Forward Settlement Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of Managers Counsel or other foreign counsel for the Managers and the Forward Sellers) and the printing and furnishing of copies of any blue sky surveys, (v) the listing of the Shares and the Forward Settlement Shares on the Nasdaq and any other securities exchange and any registration thereof under the Exchange Act, (vi) any filing with, and any review of the public offering of the Shares by, the Financial Industry Regulatory Authority, Inc. (“FINRA”), including the reasonable legal fees and other reasonable disbursements of Managers Counsel relating to FINRA matters and (vii) the reasonable fees and disbursements of Outside Company Counsel, Managers Counsel and Forward Counsel and of the Auditors as further described in Section 3(b) hereof. Except as set forth in this Section 6, Section 3(b) hereof and Section 8 hereof, the Managers, the Forward Purchasers and the Forward Sellers will pay all of their other out-of-pocket costs and expenses incurred in connection with entering into the Transaction Documents and the transactions contemplated thereby, including travel and similar expenses, whether or not the transactions contemplated thereby are consummated or any such Transaction Document is terminated.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold and this Agreement remains in full force and effect, prior to such third anniversary, to file, subject to Section 6(a) hereof, a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(k) To use its commercially reasonable efforts to cause the Shares and the Forward Settlement Shares to be listed for trading on the Nasdaq and to maintain such listing.

(l) On (i) the date of commencement of the offering of the Shares under this Agreement (and on any Resumption Date), (ii) each date that the Registration Statement or the Prospectus is amended or supplemented (other than by (A) a prospectus supplement filed by the Company with the Commission under the Securities Act relating solely to the offering of any of the Shelf Securities other than the Shares) or (B) a Current Report on Form 8-K filed by the Company with the Commission under the Exchange Act, unless the Managers, the Forward Purchasers or the Forward Sellers shall otherwise reasonably request) and (iii) any date specified in a Terms Agreement (any such date, unless it occurs during a Suspension Period, a “Representation Date”), to furnish or cause to be furnished to the Managers, the Forward Purchasers and the Forward Sellers a certificate dated and delivered as of such Representation Date, in form reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, to the effect that the statements contained in the certificate referred to in Section 5(b) hereof are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to such Representation Date.

(m) On each Representation Date, the Company shall cause to be furnished to the Managers, the Forward Purchasers and the Forward Sellers (i) an opinion and negative assurance letter of Outside Company Counsel and (ii) an opinion letter of Internal Company Counsel, each dated such Representation Date and covering the matters described in Section 5(c) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions and in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, provided that, in lieu of delivering such a letter for dates subsequent to the commencement of the offering of the Shares under this Agreement, each of Outside Company Counsel and Internal Company Counsel may furnish the Managers, the Forward Purchasers and the Forward Sellers with a letter (a “Reliance Letter”) to the effect that the Managers, the Forward Purchasers and the Forward Sellers may rely on a prior letter delivered hereunder to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(n) On each Representation Date, Managers Counsel shall furnish to the Managers, the Forward Purchasers and the Forward Sellers an opinion and negative assurance letter, dated such Representation Date and in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, provided that, in lieu of delivering such a letter for dates subsequent to the commencement of the offering of the Shares under this Agreement, Managers Counsel may furnish the Managers, the Forward Purchasers and the Forward Sellers with a Reliance Letter.

(o) On (i) each Representation Date and (ii) the date of filing by the Company of a Current Report on Form 8-K with the Commission under the Exchange Act that contains additional or amended financial information, the Auditors shall deliver to the Managers, the Forward Purchasers and the Forward Sellers the comfort letter described in Section 5(e) hereof dated such Representation Date and in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers.

(p) To comply with the Due Diligence Protocol set forth on Schedule III attached hereto and any other due diligence review or call reasonably requested by any Manager, Forward Purchaser or Forward Seller, including the review by or on behalf of the Managers, the Forward Purchasers and the Forward Sellers of the certificates, the opinions and the letters required by Sections 6(l), 6(m), 6(n) and 6(o) hereof, together with such other certificates, opinions, letters or documents as they or Managers Counsel may reasonably require for the purposes of enabling Managers Counsel to pass upon the matters required by Section 5(d) hereof or in order to evidence the accuracy of any of the representations and warranties or the satisfaction of any of the conditions or agreements contained herein (collectively, the “Bring-Down Documents”), which shall be in form and substance satisfactory to the Managers; provided, however, that the obligation of the Company under this Section 6(p) shall be deferred during any Suspension Period and shall resume upon the applicable Resumption Date.

(q) If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or shares of Common Stock, it shall promptly notify the Managers, the Forward Purchasers and the Forward Sellers and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(r) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of, any Shares by the Company shall be effected only by or through one Manager or Forward Seller on any business day.

(s) To reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy its obligations hereunder and under any Forward Contract.

(t) That it consents to the Managers, the Forward Purchasers and the Forward Sellers trading in shares of Common Stock for each Manager’s, each Forward Purchaser’s and each Forward Seller’s own accounts, respectively, and for the accounts of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement.

(u) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers, the Forward Purchasers and the Forward Sellers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except (i) that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares and (ii) to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date).

(v) Not to, or publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock or warrants or other rights to purchase shares of Common Stock or any other securities of the Company that are substantially similar to shares of Common Stock or permit the registration under the Securities Act of any shares of Common Stock, except for (i) the registration of the Shares and the sales through the Managers and the Forward Sellers pursuant to this Agreement, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) any shares of Common Stock issued or options to purchase shares of Common Stock granted pursuant to existing employee benefit plans of the Company, (iv) any shares of Common Stock issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, (v) any Forward Settlement Shares or (vi) any shares of Common Stock issued upon conversion of, or in exchange for, the Company’s 4.50% Convertible Notes due 2027, without (A) giving the Managers, the Forward Purchasers and the Forward Sellers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Managers, the Forward Purchasers and the Forward Sellers suspending activity under this Agreement for such period of time as requested by the Company.

(w) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (i) $1,200,000,000, (ii) the amount available for offer and sale under the currently effective Registration Statement or (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Board of Directors of the Company or a duly authorized committee thereof. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board of Directors of the Company or a duly authorized committee thereof and notified to a Manager or a Forward Seller, as applicable, in writing.

7.

Covenants of the Managers, the Forward Purchasers and the Forward Sellers. Each Manager, Forward Purchaser and Forward Seller covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of any Manager, Forward Purchaser or Forward Seller that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager, Forward Purchaser or Forward Seller.

8.	Indemnification and Contribution

(a) Indemnification of the Managers, Forward Purchasers and Forward Sellers. The Company agrees to indemnify and hold harmless each Manager, Forward Purchaser and Forward Seller, each of their directors, officers, employees, agents and affiliates and each other person, if any, who controls any Manager, Forward Purchaser or Forward Seller within the meaning of the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder against any loss, claim, damage, liability or expense, joint or several, as incurred, to which such Manager, Forward Purchaser, Forward Seller, director, officer, employee, agent, affiliate or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Prospectus, any Permitted Free Writing Prospectus or the General Disclosure Package (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Manager, Forward Purchaser and Forward Seller, each of their officers, directors, employees, agents, affiliates and controlling persons for any and all expenses (including the reasonable fees and disbursements of counsel chosen by such Manager, Forward Purchaser or Forward Seller) as such expenses are reasonably incurred by such Manager, Forward Purchaser, Forward Seller, officer, director, employee, agent, affiliate or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by such Manager, Forward Purchaser or Forward Seller expressly for use in the Registration

Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 8(b) hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Manager, Forward Purchaser and Forward Seller agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each other person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act and the respective rules and regulations of the Commission thereunder, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any Permitted Free Writing Prospectus or the General Disclosure Package (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or the General Disclosure Package (or any amendment or supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by any Manager, Forward Purchaser or Forward Seller expressly for use therein; and to reimburse the Company, such director, officer or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company, such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Managers, Forward Purchasers and Forward Sellers have furnished to the Company in writing expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto are the Managers’, the Forward Purchasers’ or the Forward Sellers’ names on the cover of the Prospectus Supplement. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Manager, Forward Purchaser and Forward Seller may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action or any proceeding in connection therewith, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement thereof; but the failure to so notify such indemnifying party (i) will not relieve it from liability under Section 8(a) or 8(b) hereof unless and to the extent it did not otherwise learn of such action or other proceeding and such failure results in the forfeiture by such indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve such indemnifying party from any liability other than the indemnification obligation provided in Section 8(a) or 8(b) hereof. In case any such action or other proceeding is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, such indemnifying party (A) if such proceeding is civil in nature (excluding, for the avoidance of doubt, any such proceeding that is governmental, regulatory or otherwise non-civil in nature), will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party and shall pay the fees and expenses of such counsel related to such civil proceeding, and, after notice from such indemnifying party to such indemnified party of its election to assume the defense of such civil proceeding, such indemnifying party shall not be liable to such indemnified party hereunder for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, and (B) if such proceeding is not civil in nature (including, for the avoidance of doubt, any such proceeding that is governmental, regulatory or otherwise non-civil in nature), upon request of such indemnified party, will retain counsel reasonably satisfactory to such indemnified party to represent such indemnified party and any others such indemnifying party may designate in such non-civil proceeding and shall pay the fees and disbursements of such counsel related thereto; provided, however, in each of the foregoing cases, such indemnified party shall have the right to employ its own counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (1) the employment of such counsel has been specifically authorized by such indemnifying party, (2) such indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party or (3) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party or any affiliate of such indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it that are different from or additional to those available to such indemnifying party or such affiliate of such indemnifying party or (y) a conflict may exist between such indemnified party and such indemnifying party or such affiliate of such indemnifying party (it being understood, however, that such indemnifying party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by, in the case of indemnification pursuant to Section 8(a) hereof, the applicable Manager, Forward Purchaser or Forward Seller, and, in the case of indemnification pursuant to Section 8(b) hereof, the Company, and that all such reasonable fees and expenses shall be reimbursed as they are incurred).

(d) Settlements. An indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, such indemnifying party agrees to indemnify any indemnified party therein against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse such indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of any indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which such indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (A) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(e) Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Managers, the Forward Purchasers and the Forward Sellers, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Managers, the Forward Purchasers and the Forward Sellers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Managers, the Forward Purchasers and the Forward Sellers shall be equal to (A) in the case of the Company, the sum of (1) the sum, for each Forward, of the product of (x) the Actual Sold Forward Amount for such Forward and (y) the “Volume-Weighted Hedge Price” (as defined in the

Master Forward Confirmation) for such Forward and (2) the aggregate market price for the Issuance Shares sold by the Managers under this Agreement, (B) in the case of a Manager, the total commissions received from the sale of Issuance Shares under this Agreement, (C) in the case of a Forward Seller, the sum, for each Forward entered into by such Forward Seller’s affiliated Forward Purchaser, of the product of (1) the Actual Sold Forward Amount for such Forward and (2) the Forward Hedge Selling Commission for such Forward and (D) in the case of a Forward Purchaser, the sum, for each Forward entered into by such Forward Purchaser, of the product of (1) the net “Spread” (as defined in the Forward Contract for such Forward and net of any related stock borrow costs or other costs or expenses actually incurred) for such Forward, (2) the Actual Sold Forward Amount for such Forward and (3) the Forward Hedge Price for such Forward.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) hereof for purposes of indemnification.

The Company and the Managers, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Managers, the Forward Purchasers and the Forward Sellers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

Notwithstanding the provisions of this Section 8(e), (i) no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Issuance Shares sold by it were offered to the public exceeds the amount of any damages that such Manager has otherwise been required to pay, (ii) no Forward Seller shall be required to contribute any amount in excess of the amount by which (A) the sum, for each Forward entered into by such Forward Seller’s affiliated Forward Purchaser, of the product of (1) the Actual Sold Forward Amount for such Forward and (2) the Forward Hedge Selling Commission for such Forward exceeds (B) the amount of any damages that such Forward Seller has otherwise been required to pay and (iii) no Forward Purchaser shall be required to contribute any amount in excess of the amount by which (A) the sum, for each Forward entered into by such Forward Purchaser, of the product of (1) the net “Spread” (as defined in the Forward Contract for such Forward and net of any related stock borrow costs or other costs or expenses actually incurred) for such Forward, (2) the Actual Sold Forward Amount for such Forward and (3) the Forward Hedge Price for such Forward exceeds (B) the amount of any damages that such Forward Purchaser has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Managers, the Forward Purchasers and the Forward Sellers to contribute pursuant to this

Section 8(e) are several, and not joint. For purposes of this Section 8(e), each director, officer, employee and agent of any Manager, Forward Purchaser or Forward Seller and each person, if any, who controls any Manager, Forward Purchaser or Forward Seller within the meaning of the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder shall have the same rights to contribution as such Manager, Forward Purchaser or Forward Seller, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder shall have the same rights to contribution as the Company.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g) Survival. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager, Forward Purchaser or Forward Seller, any person controlling any Manager, Forward Purchaser or Forward Seller or any affiliate of any Manager, Forward Purchaser or Forward Seller or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares or the Forward Settlement Shares.

9.	Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.	Termination.

(a) The Company shall have the right, by giving written notice to the Managers, the Forward Purchasers and the Forward Sellers, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through any Manager or Forward Seller for the Company or for such Forward Seller’s affiliated Forward Purchaser in connection with a Forward, as applicable, the obligations of the Company, including its obligations under Section 4 hereof, shall remain in full force and effect notwithstanding such termination and (ii) the provisions of Sections 1, 3, 6(i) and 8 hereof shall remain in full force and effect notwithstanding such termination.

(b) Any Manager or any Forward Seller and its affiliated Forward Purchaser shall, as to such Manager or such Forward Seller and Forward Purchaser, as the case may be, have the right, by giving written notice to the Company, to terminate this Agreement in its or their sole discretion at any time solely with respect to such Manager or such Forward Seller and Forward Purchaser, as the case may be; provided, however, that this Agreement will remain in full force and effect with respect to the other Managers, Forward Purchasers and Forward Sellers. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through such Manager or such Forward Seller for the Company or for such Forward Seller in connection with a Forward, as applicable, the obligations of the Company, including its obligations under Section 4 hereof, shall remain in full force and effect notwithstanding such termination and (ii) the provisions of Sections 1, 3, 6(i) and 8 hereof shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or 10(b) hereof or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement or pursuant to Section 10(a) or 10(b) hereof shall in all cases be deemed to provide that Sections 1, 3, 6(i) and 8 hereof shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers, the Forward Purchasers and the Forward Sellers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4 hereof.

(e) Unless earlier terminated pursuant to this Section 10, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Managers and the Forward Sellers on the terms and subject to the conditions set forth herein with an aggregate gross sale price equal to $1,200,000,000.

(f) Any Manager under a Terms Agreement shall have the right, by giving written notice to the Company, to terminate such Terms Agreement in its sole discretion if at any time prior to the Issuance Shares Settlement Date provided therefor (i) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Nasdaq or the Commission, or trading in securities generally on the Nasdaq or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on either of such stock exchanges by the Commission or FINRA, (ii) a general banking moratorium shall have been declared by any federal or New York authorities, (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any material adverse change in the United States or international financial markets, or any change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of such Manager makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Issuance Shares under such Terms Agreement in the manner and on the terms described in the General Disclosure Package or the Prospectus or to enforce contracts for the sale of securities, (iv) there shall have occurred a downgrading in the rating accorded any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading), (v) in the judgment of such Manager, there shall have occurred any Material Adverse Change or (vi) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 1, 3, 6(i) and 8 hereof shall remain in full force and effect notwithstanding such termination.

11.	Entire Agreement; Partial Unenforceability.

(a) This Agreement represents the entire agreement between the Company and the Managers, the Forward Purchasers and the Forward Sellers with respect to the preparation of the Registration Statement, the Prospectus Supplement and the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Managers, the Forward Purchasers and the Forward Sellers have acted and will act at arm’s length and owe no fiduciary duties to the Company or any other person, (ii) the Managers, the Forward Purchasers and the Forward Sellers owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Managers, the Forward Purchasers and the Forward Sellers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Managers, the Forward Purchasers and the Forward Sellers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

(c) Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including the indemnification and contribution provisions of Section 8 hereof, and is fully informed regarding such provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder.

(d) The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

12.

Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

13.	Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.	Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

15.	Recognition of the U.S. Special Resolution Regimes.

(a) In the event that a Manager, a Forward Purchaser, or a Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party that is a Covered Entity of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that a Manager, a Forward Purchaser, or a Forward Seller is a Covered Entity or a BHC Act Affiliate of the Manager, the Forward Purchaser, or the Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such party that is a Covered Entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15 a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §§ 1841(k) or 1813(w), as applicable. “Covered Entity” means any of the following: (i) a “covered entity” as defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.

Notices. Unless otherwise specified herein, all communications hereunder shall be in writing and delivered by hand, overnight courier or mail to the applicable address below or by facsimile or electronic mail to the applicable number or email address, as the case may be, below) and effective only upon receipt.

(a) Notices to the Managers or Forward Sellers shall be given to:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

and

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: ATM Execution

Email: dg.atm_execution@bofa.com

with a copy to

Facsimile: (212) 230-873

Attention: ECM Legal

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Matthew Morris

Telephone: 212-723-7833

Email: setg.origination@citi.com

and

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Michael Voris, Ryan Cunn

Equity Capital Markets

Telephone: 212-902-4895

Facsimile: 212-291-5027

Email: michael.voris@gs.com; ryan.cunn@gs.com

and

J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10179

Facsimile: (212) 622-8783

Email: sanjeet.s.dewal@jpmorgan.com

Attention: Sanjeet Dewal

and

Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, New York 10036

Attention: Joel Carter, Scott Finz

with a copy to the Legal Department

and

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Attention: Capital Markets

Facsimile: (646) 434-3455

Email: FLOEStransactions@us.sc.mufg.jp; ECM@us.sc.mufg.jp

and

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attention: Equity Capital Markets

Email: TDS_ATM@tdsecurities.com

and

Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, New York 10001

Attention: Equity Capital Markets

Email: dl.atm.offering@truist.com

and

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department and Special Equities Desk

Facsimile: (212) 214-5918

Email: ECMOriginationPower@wellsfargo.com;

WellsFargoSpecialEquitiesTrading@wellsfargo.com

with a copy (which shall not constitute notice) to:

Bracewell LLP

31 West 52nd Street, Suite 1900

New York, New York 10019-6118

Attention: Todd W. Eckland

Email: todd.eckland@bracewell.com

and

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Mark J. DiFiore

Email: mark.difiore@davispolk.com

(b) Notices to the Forward Purchasers shall be given to:

Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Kevin Cheng

Telephone: (212) 526-8627

Email: kevin.cheng@barclays.com

and

Bank of America, N.A.

Bank of America Tower at One Bryant Park, 8th Floor

New York, New York 10036

Attention: Strategic Equity Solutions Group

Telephone: (646) 855-6770

Email: dg.issuer_derivatives_notices@bofa.com

and

Citibank, N.A.

390 Greenwich Street

New York, New York 10013

Attention: Equity Derivatives

and

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Michael Voris, Ryan Cunn

Equity Capital Markets

Telephone: 212-902-4895

Facsimile: 212-291-5027

Email: michael.voris@gs.com; ryan.cunn@gs.com

and

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

EDG Marketing Support

Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Email: sanjeet.s.dewal@jpmorgan.com

Attention: Sanjeet Dewal

and

Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, New York 10036

Attention: Joel Carter; Scott Finz

Email: equitysolutions_notices@morganstanley.com;

Anthony.Cicia@morganstanley.com; Eric.D.Wang@morganstanley.com

and

MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London EC2Y 9AJ, United Kingdom

Attention: Derivative Confirmations

Email: docsconfirms@int.sc.mufg.jp

with a copy to: ECM@us.sc.mufg.jp

and

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attention: Global Equity Derivatives

Email: tdusa-gedusinvestorsolutionssales@tdsecurities.com;

TDS_ATM@tdsecurities.com;

and

Truist Bank

50 Hudson Yards, 70th Floor

New York, New York 10001

Attention: Equity Capital Markets

with a copy to:

Michael Collins, Managing Director

Phone: (404) 698-1101

Email: michael.collins@truist.com

and

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

Attention: Structuring Services Group

Facsimile: (212) 214-5913

with a copy to: corporatederivativenotifications@wellsfargo.com

Email: ECMOriginationPower@wellsfargo.com;

WellsFargoSpecialEquitiesTrading@wellsfargo.com

with a copy (which shall not constitute notice) to:

Bracewell LLP

31 West 52nd Street, Suite 1900

New York, New York 10019-6118

Attention: Todd W. Eckland

Email: todd.eckland@bracewell.com

and

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Mark J. DiFiore

Email: mark.difiore@davispolk.com

(c) Notices to the Company shall be given to:

Evergy, Inc.

1200 Main Street

Kansas City, Missouri 64105

Facsimile: (816) 556-2924

Attention: Heather A. Humphrey

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

200 Park Avenue

New York, New York 10166

Facsimile: (212) 309-1024

Attention: Peter K. O’Brien

[Signature pages follow]

Very truly yours EVERGY, INC.

By:	/s/ W. Bryan Buckler
	Name:	W. Bryan Buckler
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above

BARCLAYS CAPITAL INC. As Manager and Forward Seller

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

BARCLAYS BANK PLC As Forward Purchaser

By:	/s/ Kevin Cheng
Name: Kevin Cheng
Title: Authorized Signatory

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above

BOFA SECURITIES, INC. As Manager and Forward Seller

By:	/s/ Mark Halmrast
Name: Mark Halmrast
Title: Managing Director

BANK OF AMERICA, N.A. As Forward Purchaser

By:	/s/ Christine Roemer
Name: Christine Roemer
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above

CITIGROUP GLOBAL MARKETS INC. As Manager and Forward Seller

By:	/s/ Ashwani Khubani
Name: Ashwani Khubani
Title: Vice President / Managing Director

CITIBANK, N.A. As Forward Purchaser

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above

GOLDMAN SACHS & CO. LLC As Manager, Forward Purchaser and Forward Seller

By:	/s/ Michael Voris
Name: Michael Voris
Title: Partner, Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above

J.P. MORGAN SECURITIES LLC As Manager and Forward Seller

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION As Forward Purchaser

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above

MORGAN STANLEY & CO. LLC As Manager and Forward Seller

By:	/s/ Mauricio Dominguez
Name: Mauricio Dominguez
Title: Vice President

MORGAN STANLEY & CO. LLC As Forward Purchaser

By:	/s/ Ellen Weinstein
Name: Ellen Weinstein
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above

MUFG SECURITIES AMERICAS INC. As Manager and Forward Seller

By:	/s/ Geoffrey Paul
Name: Geoffrey Paul
Title: Managing Director

MUFG SECURITIES EMEA PLC As Forward Purchaser

By:	/s/ Catherine Lucas
Name: Catherine Lucas
Title: Authorised Signatory

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above

TD SECURITIES (USA) LLC As Manager and Forward Seller

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

THE TORONTO-DOMINION BANK As Forward Purchaser

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above

TRUIST SECURITIES, INC. As Manager and Forward Seller

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Managing Director

TRUIST BANK As Forward Purchaser

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above

WELLS FARGO SECURITIES, LLC As Manager and Forward Seller

By:	/s/ Michael Tiedemann
Name: Michael Tiedemann
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION As Forward Purchaser

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

Permitted Free Writing Prospectuses

None.

I-1

SCHEDULE II

Authorized Company Representatives1

1. Geoffrey ley

2. Brett Lovell

3. Mike Pater

[1]	As provided in Section 2(a) of this Agreement, this Schedule may be modified from time to time by the Company upon notice to the Managers, the Forward Purchasers and the Forward Sellers.

II-1

SCHEDULE III

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Managers, the Forward Purchasers and the Forward Sellers in connection with the Managers’, the Forward Purchasers’ and the Forward Sellers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to this Agreement. For the avoidance of doubt, the Company has agreed that no sales under this Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material nonpublic information with respect to the Company.

1. On or immediately prior to each Representation Date, in addition to reviewing and receiving the Bring-Down Documents provided pursuant to Sections 6(l), (m), (n) and (o) of this Agreement and conducting a customary due diligence investigation with respect to the Company, which shall include, upon reasonable notice, access to representatives of management of and counsel for the Company and of the Auditors and to documents and other information, the Managers, the Forward Purchasers and the Forward Sellers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

2. On the date of or promptly after the Company’s management report becomes available for a given month (but no later than the last business day of the immediately succeeding month), the Managers, the Forward Purchasers and the Forward Sellers expect to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of this Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’, the Forward Purchasers’ or the Forward Sellers’ rights under this Agreement, including the right to require such additional due diligence procedures as the Managers, the Forward Purchasers and the Forward Sellers may reasonably request pursuant to this Agreement.

III-1

Exhibit A

FORM OF MASTER FORWARD CONFIRMATION

[ ]

[ ]

[ ]

[GOLDMAN SACHS & CO. LLC | 200 WEST STREET | NEW YORK, NEW YORK 10282-2198 | TEL: 212-902-1000]

May 8, 2025

To:	Evergy, Inc.

1200 Main Street

Kansas City, Missouri 64105

From:	[Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Telephone: +44 (0)20 7623 2323

c/o Barclays Capital Inc.

as Agent for Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Telephone: +1 212 526 7000]

[Bank of America, N.A.

One Bryant Park, 8th Fl.

New York, NY 10036]

[Citibank, N.A.

Strategic Equity Solutions

390 Greenwich Street, 4th Floor

New York, NY 10013]

[JPMorgan Chase Bank, National Association

New York Branch

383 Madison Avenue

New York, NY 10179]

[Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036-8293]

[MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London, EC2Y 9AJ, United Kingdom]

[The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as Agent

1 Vanderbilt Avenue

New York, NY 10017

Attention: Global Equity Derivatives

Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com; TDS_ATM@tdsecurities.com; vanessa.simonetti@tdsecurities.com; christopher.obalde@tdsecurities.com]

[Truist Bank

50 Hudson Yards

70th Floor

New York, NY 10001

Attn: Equity Syndicate Department]

[Wells Fargo Bank, National Association

30 Hudson Yards

New York, NY 10001-2170

Email: CorporateDerivativeNotifications@wellsfargo.com]

Ladies and Gentlemen,

The purpose of this letter agreement (this “Master Forward Confirmation”) is to confirm the terms and conditions of certain transactions to be entered into from time to time between Party A and Party B in accordance with the terms of the Equity Distribution Agreement, dated as of May 8, 2025, among Party B; Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as Managers; Barclays Bank PLC, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, TD Securities (USA) LLC acting in its capacity as agent for The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, as Forward Purchasers; and Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as Forward Sellers (the “Equity Distribution Agreement”), on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This letter agreement constitutes a “Master Forward Confirmation” as referred to in the Equity Distribution Agreement. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Forward Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Exhibit A hereto. [Party A is not a member of the Securities Investor Protection Corporation.]1 [Party A is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]2

1.

The definitions and provisions contained in the [2021 ISDA Interest Rate Derivatives Definitions (the “2021 Definitions”)][3][2006 ISDA Definitions (the “2006 Definitions”)][4][2000 ISDA Definitions (the “2000 Definitions”)][5] and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the [2021][2006][2000] Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into each Confirmation. In the event of any inconsistency among the Agreement, this Master Forward Confirmation, any Supplemental Confirmation, the [2021][2006][2000] Definitions and the 2002 Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Forward Confirmation; (iii) the 2002 Definitions; (iv) the [2021][2006][2000] Definitions; and (v) the Agreement.

[1]	Insert for Barclays and TD.
[2]	Insert for Barclays.
[3]	Insert 2021 definitions for Barclays, GS, MS, MUFG, TD, Truist and WF.
[4]	Insert 2006 definitions for BofA and Citi.
[5]	Insert 2000 definitions for JPM.

Each Confirmation together with the Agreement shall evidence a complete and binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Master Forward Confirmation and each related Supplemental Confirmation relate, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed the Agreement in such form on the date hereof (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law, without reference to choice of law doctrine other than Section 5-1401 of the New York General Obligations Law, (ii) the election that Section 13 of the Agreement is amended by: (1) deleting, in Section 13(b)(i)(2), the word “non-exclusive” and replacing it with the word “exclusive” and (2) deleting Section 13(b)(iii) in its entirety, (iii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Party A and will apply to Party B as if (1) the “Threshold Amount” with respect to Party A were 3% of [its]6[its ultimate parent’s]7 shareholders’ equity (and as if “Specified Indebtedness” did not include obligations in respect of deposits received in the ordinary course of Party A’s banking business) and the “Threshold Amount” with respect to Party B were USD 100,000,000, (2) the phrase “or becoming capable at such time of being declared” were deleted from clause (1) of such Section 5(a)(vi) of the Agreement, and (3) the following sentence were added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (A) the default was caused solely by error or omission of an administrative or operational nature; (B) funds were available to enable the party to make the payment when due; and (C) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.” and (iv) the elections set forth in such Confirmation). The parties hereby agree that no transaction other than the Transactions to which this Master Forward Confirmation, together with each Supplemental Confirmation hereunder, relate shall be governed by the Agreement. For purposes of the 2002 Definitions, each Transaction shall be a Share Forward Transaction.

Party A and Party B each represents to the other, with respect to each Transaction hereunder, that it has entered into such Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of each Transaction to which this Master Forward Confirmation relates are as follows:

General Terms:

Party A:	[Barclays Bank PLC, through its agent Barclays Capital Inc. (the “Agent”)][Bank of America, N.A.][Citibank, N.A.][JPMorgan Chase Bank, National Association][Goldman Sachs & Co. LLC][Morgan Stanley & Co. LLC][MUFG Securities EMEA plc][The Toronto-Dominion Bank][Truist Bank][Wells Fargo Bank, National Association]

Party B:	Evergy, Inc.

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions under the heading “Acceleration Events” in Section 3 of this Master Forward Confirmation and the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation, the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction.

[6]	Insert for Barclays, MUFG, TD, Truist and WF.
[7]	Insert for BofA, Citi, JPM, GS and MS.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth under “Conditions to Effectiveness” in Section 3 of this Master Forward Confirmation shall have been satisfied, subject to the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation.

Base Amount:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction. For each Transaction, on each Settlement Date for such Transaction, the Base Amount for such Transaction shall be reduced by the relevant number of Settlement Shares for such Settlement Date.

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of days, months or years set forth in the Forward Placement Notice (as defined in the Equity Distribution Agreement) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any other day, (1) the Forward Price for such Transaction as of the immediately preceding calendar day multiplied by (2) the sum of (i) 1 and (ii) the Daily Rate for such Transaction for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Equity Distribution Agreement) per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold on each Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction, as determined by the Calculation Agent; provided that, for the purposes of calculating the Initial Forward Price, (i) each such Sales Price

(other than the Sales Price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period during which the Forward Hedge Shares in respect of such Transaction are sold to, and including, the Effective Date of such Transaction and (ii) the then-current Volume-Weighted Hedge Price shall be reduced by the Calculation Agent, as it determines in a commercially reasonable manner, by the relevant Forward Price Reduction Amount on any Forward Price Reduction Date occurring on or before the last Trading Day of the Forward Hedge Selling Period in the same manner as adjustments are made to the Forward Price pursuant to the definition thereof.

Daily Rate:	For each Transaction and for any day, (i)(A) the Overnight Bank Rate for such day minus (B) the Spread for such Transaction divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the first immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	For each Transaction, as set forth in the Supplemental Confirmation for such Transaction.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Dates” in the Forward Placement Notice (as defined in the Equity Distribution Agreement) for such Transaction.

Forward Price Reduction Amount:	For any Transaction, for each Forward Price Reduction Date for such Transaction, the Forward Price Reduction Amount set forth opposite such date on Schedule I to the Supplemental Confirmation for such Transaction.

Shares:	Common stock, no par value per share, of Party B (Exchange identifier: “EVRG”).

Exchange:	The Nasdaq Global Select Market.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Hedging Party:	Party A.

Calculation Agent:	Party A. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to any Transaction hereunder, it will do so in good faith and in a commercially reasonable manner.

Following any determination, adjustment or calculation hereunder by the Calculation Agent, the Calculation Agent will upon written request by Party B promptly following such request, provide to Party B a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing Party A’s confidential or proprietary models or other information that may be confidential, proprietary or subject to contractual, legal or regulatory obligations to not disclose such information) displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be.

Following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to designate an independent, nationally recognized equity derivatives dealer to replace Party A as Calculation Agent, and the parties hereto shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.
Settlement Terms:

Settlement Date:	With respect to any Transaction, any Scheduled Trading Day following the Effective Date for such Transaction up to, and including, the Maturity Date for such Transaction, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date for such Transaction, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days prior to such Settlement Date equal to the Notice Settlement Number (as defined below) for such Transaction, which may be the Maturity Date for such Transaction, if Cash Settlement or Net Share Settlement applies; provided that (x) the Maturity Date for such Transaction shall be a Settlement Date for such Transaction if on such date the Base Amount for such Transaction is greater than zero, (y) if Physical Settlement or Net Share Settlement applies and such Settlement Date specified above (including a Settlement Date occurring on such Maturity Date) is not a Clearance System Business Day, such Settlement Date shall be the immediately succeeding Clearance System Business Day and (z) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge in respect of such Transaction (or portion thereof, as applicable) during an Unwind Period (as defined below) for such Transaction by a date that is more than two Scheduled Trading Days prior to such Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date for such Transaction as the Settlement Date for such Transaction. The “Notice Settlement Number” for any Transaction shall be a number of Scheduled Trading Days set forth in the Supplemental Confirmation for such Transaction.

Settlement Shares:	In respect of any Transaction and with respect to any Settlement Date for such Transaction, a number of Shares, not to exceed the Base Amount for such Transaction, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date for such Transaction the number of Settlement Shares shall be equal to the Base Amount for such Transaction on such date.

Settlement:	In respect of any Transaction, Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date for such Transaction that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith, commercially reasonable judgment, to unwind its hedge in respect of such Transaction (or portion thereof, as applicable) by the end of the Unwind Period for such Transaction in a manner that, in the good faith, reasonable judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during such Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”).

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered in respect of any Transaction by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date for such Transaction or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	For any Transaction, each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date for such Transaction through the Scheduled Trading Day immediately preceding such Settlement Date (or the immediately preceding Exchange Business Day if such

Scheduled Trading Day is not an Exchange Business Day), subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period for any Transaction is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of such Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “, in each case, that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Transaction for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Transaction for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B to Party A hereunder upon Physical Settlement are not so delivered (the “Physical Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount for such Transaction payable by Party A to Party B in respect of the Physical Deferred Shares shall be reduced by an amount equal to (1) the Forward Price Reduction Amount for such Forward Price Reduction Date multiplied by (2) the number of Physical Deferred Shares.

Physical Settlement Amount:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price for such Transaction on such Settlement Date and (ii) the number of Settlement Shares for such Transaction for such Settlement Date.

Cash Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Transaction for such

Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount for such Transaction is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the relevant Settlement Date.

Cash Settlement Amount:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price for such Transaction over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period for such Transaction and ending on, and including, such Settlement Date (calculated assuming no reduction to such Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period and (ii) the number of Settlement Shares for such Transaction for such Settlement Date and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Transaction with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares for such Transaction is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of such Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A such Net Share Settlement Shares; provided that if Party A determines in its good faith, commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B or Party A hereunder upon Net Share Settlement are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to such party, then the portion of the Net Share Settlement Shares for such Transaction deliverable by Party A or Party B in respect of the Net Share Deferred Shares shall be adjusted by the Calculation Agent to reflect the occurrence of such Forward Price Reduction Amount for such Forward Price Reduction Date.

Net Share Settlement Shares:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date minus (b) the number of Shares Party A actually purchases during the Unwind Period for such Transaction for a total purchase price (the “Net Share Settlement Purchase Price”) equal to the difference between (1) the product of (i) the average Forward Price for such Transaction over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period for such Transaction and ending on, and including, such Settlement Date (calculated assuming no reduction to such Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.01, and (ii) the number of Settlement Shares for such Transaction for such Settlement Date and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

10b-18 VWAP:	For any Exchange Business Day during an Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “EVRG <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment, provided that Section 11.2(e)(iii) of the 2002 Definitions shall be deleted and that the issuance of stock options, restricted stock or restricted stock units in the ordinary course pursuant to Party B’s employee incentive plans shall not constitute a Potential Adjustment Event.

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Party B or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Party B;

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Party B’s compensation or benefit plans;

(iii) Shares purchased in connection with the operation of Party B’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

(iv) Shares purchased by Party B in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs (including Party B’s long-term incentive plan).

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following also shall not be considered to be a Potential Adjustment Event:

(i) any issuance of Shares by Party B to employees, officers and directors of Party B pursuant to compensation programs (including Party B’s long-term incentive plan);

(ii) any issuance of Shares pursuant to the dividend reinvestment and stock purchase plan of Party B;

(iii) any issuance of any convertible or exchangeable securities by Party B (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the 2002 Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;

(iv) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Party B as described in clause (iii) above, as the case may be; and

(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit, employee stock option or performance share awards.

Additional Adjustment:	If with respect to any Transaction, in Party A’s good faith, commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one month period, of borrowing a number of Shares equal to the Base Amount for such Transaction to hedge its exposure to such Transaction exceeds a weighted average rate equal to the Specified Borrow Rate for such Transaction, the Calculation Agent shall reduce the Forward Price for such Transaction in order to compensate Party A for the amount by which such Stock Loan Fee exceeded a weighted average rate equal to such Specified Borrow Rate during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to such Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable one month period. The “Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

Offices:

The Office of Party A for each Transaction is:	[New York.][8]

[Inapplicable, Party A is not a Multibranch Party.][9]

[New York, NY.][10]

[JPMorgan Chase Bank, National Association New York Branch 383 Madison Avenue New York, NY 10179.][11]

[MUFG Securities EMEA plc Ropemaker Place, 25 Ropemaker Street London, EC2Y 9AJ, United Kingdom][12]

[Toronto. Notwithstanding the foregoing, for U.S. federal income tax purposes and for purposes of the tax representations herein, the Office of Party A for each Transaction is its New York Office.][13]

[Charlotte, NC.][14]

The Office of Party B for each Transaction is:	Inapplicable, Party B is not a Multibranch Party.

[8]	Insert for BofA and Citi.
[9]	Insert for Barclays and Truist.
[10]	Insert for GS and MS.
[11]	Insert for JPM.
[12]	Insert for MUFG.
[13]	Insert for TD.
[14]	Insert for WF.

3. Other Provisions:

Opinion:

For each Transaction, Party B shall deliver to Party A an opinion of counsel, dated as of the Trade Date for such Transaction, with respect to the matters set forth in Section 3(a) of the Agreement (subject to customary exceptions, limitations, qualifications and assumptions reasonably acceptable to Party A). Delivery of such opinion to Party A shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement.

Conditions to Effectiveness:

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Transaction shall be subject to (i) the satisfaction of all of the conditions set forth in Section 5 of the Equity Distribution Agreement and (ii) the condition that neither of the following has occurred: (A) after using commercially reasonable efforts, Party A (or its affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount for such Transaction or (B) in Party A’s good faith, commercially reasonable judgment, either it is impracticable to do so or Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for such Transaction of more than a rate equal to the Specified Borrow Rate for such Transaction to do so (in which event such Supplemental Confirmation and the related Transaction shall be effective but the Base Amount for such Transaction shall be the number of Shares Party A (or an affiliate thereof) is able to borrow at or below such cost).

Representations and Agreements of Party B:

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into any Transaction hereunder; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction hereunder; and (iii) is entering into each Transaction hereunder for a bona fide business purpose.

Party B is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that would reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will by the next succeeding Local Business Day notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default as to which Party B is the Defaulting Party or a Potential Adjustment Event.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof, on each Forward Date (as defined in the Equity Distribution Agreement) for any Transaction hereunder, on each Forward Hedge Settlement Date (as defined in the Equity Distribution Agreement) for any Transaction hereunder and on each Trade Date for any Transaction hereunder that:

(a)

Any Shares, when issued and delivered in accordance with the terms of any Transaction hereunder, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)

Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of any Transaction hereunder as herein provided, the maximum number of Shares as shall be issuable at such time upon settlement of such Transaction. All Shares so issuable shall, upon such issuance (except to the extent that the Private Placement Procedures in Annex A apply), be accepted for listing or quotation on the Exchange. Party B shall have submitted an application for the listing of the Forward Shares (as defined below) for each Transaction hereunder on the Exchange, and Party B shall not have received any objection thereto by the Exchange, in each case, on or prior to the

Effective Date for such Transaction. Party B agrees and acknowledges that such submission and the absence of any objection thereto shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement in respect of the relevant Transaction.

(c)

Party B agrees to provide Party A at least three Exchange Business Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) for all Transactions hereunder being greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date for a Transaction hereunder, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the Base Amount for all Transactions hereunder and (2) the denominator of which is the number of Shares outstanding on such day.

(d)

No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Master Forward Confirmation or any Supplemental Confirmation and the consummation of the relevant Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date for a Transaction hereunder) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), (ii) as may be required to be obtained under state securities laws and (iii) as required by the rules and regulations of the Exchange.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage for all Transactions hereunder would be equal to or greater than 8.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of any Transaction hereunder.

(g)

Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Master Forward Confirmation, under any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction hereunder not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B and Rule 10b-18 were applicable to such purchases. For the avoidance of doubt, the foregoing shall not (i) limit Party B’s ability, pursuant to any issuer “plan” (as defined in Rule 10b-18), to re-acquire Shares from employees in connection with such plan or program, (ii) limit Party B’s ability to withhold Shares to cover tax liabilities associated with such a plan, (iii) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (iv) otherwise restrict Party B’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off-exchange transactions with any of its employees, officers, directors, affiliates or any third party that are not expected to result in market transactions or (v) limit Party B’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with any issuer “plan” (as defined in Rule 10b-18) for directors, officers and employees or any agreements with respect to any such plan for directors, officers or employees of any entities that are acquisition targets of Party B.

(h)

Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period for any Transaction hereunder.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)

In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement in respect of any Transaction if, in the good faith, reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)

Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof, the Forward Date (as defined in the Equity Distribution Agreement) for each Transaction hereunder and the Trade Date for each Transaction hereunder.

(l)	Party B acknowledges and agrees that:

(i)

during the term of each Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Transaction;

(ii)	Party A and its affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to each Transaction;

(iii)

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price for each Transaction and the 10b-18 VWAP for each Transaction;

(iv)

any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price for each Transaction and 10b-18 VWAP for each Transaction, each in a manner that may be adverse to Party B; and

(v)

each Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of such Transaction.

(m)

Party B represents and warrants to Party A that the representations and warranties of Party B contained in Section 1 of the Equity Distribution Agreement by Party B are true and correct, or, as provided in the Equity Distribution Agreement, true and correct in all material respects, as if made as of the Forward Date (as defined in the Equity Distribution Agreement) for any Transaction hereunder, each Forward Hedge Settlement Date (as defined in the Equity Distribution Agreement) for any Transaction hereunder and each Trade Date for any Transaction hereunder.

(n)	Party B covenants and agrees that it shall perform all of the obligations required to be performed by it under the Equity Distribution Agreement (including, without limitation, to the extent required to satisfy the conditions set forth in Section 5 of the Equity Distribution Agreement) on or prior to the Trade Date for any Transaction hereunder and the corresponding Effective Date for any Transaction hereunder.

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to such Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date for a Transaction hereunder will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Master Forward Confirmation and the relevant Supplemental Confirmation.

(b)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(c)

Party A hereby represents and warrants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to any Transaction do not have access to material non-public information regarding Party B or the Shares.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in any Supplemental Confirmation, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of Party B, each Transaction hereunder shall automatically terminate on the date thereof without further liability of either party to this Master Forward Confirmation or any related Supplemental Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Forward Confirmation or any Supplemental Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the first day of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for any Transaction and on or prior to the Maturity Date for such Transaction (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of such Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of (1) such Extraordinary Dividend and (2) the Base Amount for such Transaction to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by Party B to holders of record of the Shares or (ii) the Maturity Date for such Transaction. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution, or a portion thereof, declared by Party B with respect to the Shares that is specified by the board of directors of Party B as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event” with respect to any Transaction:

(a)

Stock Borrow Events. In the good faith, commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to such Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for such Transaction of more than a rate equal to the Maximum Specified Borrow Rate for such Transaction (each, a “Stock Borrow Event”);

(b)

Dividends and Other Distributions. On any day occurring after the first day of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction, Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date for such Transaction (with the first day of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction being a Forward Price Reduction Date for purposes of this clause (b) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the relevant Supplemental Confirmation, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B in connection with a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)

Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that, in the case of a Tender Offer, Section 12.1(d) of the 2002 Definitions is amended by replacing “10%” in the third line thereof with “20%”; provided further that, in the case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided still further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Forward Date for such Transaction”; or

(e)	Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies).

The “Maximum Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

The “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means a number of Shares equal to (x) the minimum number of Shares that could reasonably be expected to give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event in respect of any Transaction, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date under such Transaction (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the relevant Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period for any Transaction relating to a number of Settlement Shares for the relevant Transaction to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of such Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. Under no circumstances will Party A be entitled to an adjustment to the terms of any Transaction for the effects of an Extraordinary Dividend (other than as set forth above under the heading “Extraordinary Dividends”) or a change in expected dividends. For the avoidance of doubt, the immediately preceding sentence shall not preclude or otherwise limit Party A from exercising its “Termination Settlement” rights pursuant to this paragraph upon the occurrence of an Acceleration Event as set forth in clause (b) of the definition thereof.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A, but

Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A (or its affiliates) not having borrowed a number of Shares equal to the Base Amount for the relevant Transaction on or before the Effective Date for such Transaction if there has been no change in law or change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Master Forward Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period, Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Master Forward Confirmation or any Supplemental Confirmation and (ii) Party B is entering into the Agreement, this Master Forward Confirmation and each Supplemental Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act, and Party B has acted and will act in good faith with respect to the foregoing.

Party B hereby agrees with Party A that, during any Unwind Period, Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any employee of Party A other than Permitted EDG Personnel (as defined below). For purposes of each Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner constituting “public disclosure” within the meaning of Regulation FD under the Exchange Act and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of customers, significant merger or acquisition proposals or agreements, significant new supply shortages or disruptions, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. For purposes of each Transaction, “Permitted EDG Personnel” means [Kevin Cheng and Nicholas Greenberg, or Matthew Danton and Sayira Santana]15[any member of the Equity Capital Markets Group or Legal Group of Party A]16[Eric Natelson, Theodore Finkelstein or Bianca Gotuaco]17[Jan Debeuckelaer, Jonathan Armstrong, Garrett Cohen and gs-bcs-seg@ny.email.gs.com]18[Mr. David Aidelson, Mr. Elliot Chalom, Mr. Noah L. Wynkoop, Ms. Yana Chernobilsky, Mr. Ganaraj S. Hegde, Mr. Sanjeet S. Dewal, Mr. Preston Ryman or Mr. Eric Berschadsky]19[Joel Carter, Megan Meyerson, Ludivine Stein, Alexandra Min, Anthony Cicia and Eric Wang]20[Sullivan Calore or Valentin Gomez]21[Not Applicable]22[Mike Collins, Keith Carpenter, Billy Seward, Chris Hyzy, Will Wilson and Geoff Fennel]23[CorpEqDerivSales@wellsfargo.com]24 or any other person or persons designated from time to time in writing to Party B by Party A.

[15]	Insert for Barclays.
[16]	Insert for BofA.
[17]	Insert for Citi.
[18]	Insert for GS.
[19]	Insert for JPM.
[20]	Insert for MS.
[21]	Insert for MUFG.
[22]	Insert for TD.
[23]	Insert for Truist.
[24]	Insert for WF.

Maximum Share Delivery:

Notwithstanding any other provision of this Master Forward Confirmation or any Supplemental Confirmation, in no event will Party B be required to deliver to Party A on any Settlement Date for any Transaction hereunder, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to (i) the Forward Shares for such Transaction minus the aggregate number of Shares delivered by Party B to Party A for such Transaction prior to such Settlement Date. The “Forward Shares” for any Transaction shall be as set forth in the Supplemental Confirmation for such Transaction.

Interpretive Letter:

The parties intend this Master Forward Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Party A or any entity organized or sponsored by Party A which has at the time of the assignment or transfer a senior unsecured debt rating by at least one of Moody’s Investors Service, Inc. (or its successor) or Standard & Poor’s Inc. (or its successor) (the “Credit Rating”) equal to or higher than the Credit Rating of Party A or whose obligations are fully and unconditionally guaranteed by Party A or its ultimate parent entity (and, additionally, so long as any guaranty of the obligations of Party A assigned or transferred continues to remain in full force and effect with respect to the assignee or transferee) without the prior written consent of Party B; provided that (i) no Event of Default, Potential Event of Default or Termination Event with respect to which Party A or such affiliate is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, (ii) no Acceleration Event or other event giving rise to a right or responsibility to designate a Termination Settlement Date or otherwise terminate or cancel a Transaction or to make an adjustment to the terms of a Transaction would result therefrom, and (iii) Party B shall not, as a result of such assignment or transfer, (A) be required to pay to Party A or such affiliate an additional amount in respect of an Indemnifiable Tax or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax as to which no additional amount is required to be paid. Notwithstanding any other provision in this Master Forward Confirmation, any Supplemental Confirmation or the Agreement to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of any Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Master Forward Confirmation, any Supplemental Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and non-appealable judgment by a court to have resulted from Party A’s bad faith, gross negligence or willful misconduct.

Notice:

Non-Reliance:	Applicable.

Additional Acknowledgments:	Applicable.

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B under the Transactions are not secured by any collateral. Obligations under the Transactions shall not be set off against any other obligations of the parties, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under any Transaction, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement with respect to any Transaction, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) such Transaction and (ii) all other Transactions and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that neither this Master Forward Confirmation nor any Supplemental Confirmation is intended to convey to Party A rights with respect to the Transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Master Forward Confirmation, any Supplemental Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transactions.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder in respect of any Transaction (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction or (ii) the Section 16 Percentage would exceed 7.5%. Any purported delivery hereunder in respect of any Transaction shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction or (ii) the Section 16 Percentage would exceed 7.5%. If any delivery owed to Party A hereunder in respect of any Transaction is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit for such Transaction or (ii) the Section 16 Percentage would not exceed 7.5%. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Other Forward Transactions:

Party A acknowledges that Party B has entered into or may enter in the future into one or more substantially identical forward transactions on the Shares (each, an “Other Forward” and, collectively, the “Other Forwards”) with one or more other forward purchasers. Party A and Party B agree that if Party B designates a “Settlement Date” (or equivalent concept) with respect to one or more Other Forwards for which “Cash Settlement” (or equivalent concept) or “Net Share Settlement” (or equivalent concept) is applicable, and the resulting “Unwind Period” (or equivalent concept) for such Other Forward(s) coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Party A by Party B at least one Exchange Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, shall be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).

New York General Obligations Law:

Party B and Party A agree and acknowledge that: (A) the Transactions contemplated by this Master Forward Confirmation will be entered into in reliance on the fact that this Master Forward Confirmation and each Supplemental Confirmation hereto form a single agreement between Party B and Party A, and Party A would not otherwise enter into such Transactions; (B) this Master Forward Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the New York General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the New York General Obligations Law; and (D) this Master Forward Confirmation and each Supplemental Confirmation hereto constitute a prior or subsequent “written contract”, as set forth in Section 5-701(b)(1)(b) of the New York General Obligations Law, and each party hereto intends and agrees to be bound by this Master Forward Confirmation and such Supplemental Confirmation.

Forward Placement Notices:

Party B and Party A agree that, upon the effectiveness of any accepted Forward Placement Notice relating to a Forward (as each such term is defined in the Equity Distribution Agreement), in respect of the Transaction to which such accepted Forward Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Forward Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, the provisions above in Section 3 of this Master Forward Confirmation under the heading “Extraordinary Dividends,” Party A’s right to designate a Termination Settlement Date in respect of such Transaction and the termination of such Transaction following an Insolvency Filing) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Equity Distribution Agreement) for such Transaction as if the Trade Date for such Transaction were such first Trading Day. Notwithstanding anything to the contrary in this Master Forward Confirmation, any Supplemental Confirmation, the Agreement, or the Definitions, if Party A designates a Termination Settlement Date with respect to a Transaction (1) following the occurrence of an Event of Default or Termination Event, other than an Insolvency Filing, and such Termination Settlement Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Party B’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Termination Settlement Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Party A (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller sold Forward Hedge Shares (as defined in the Equity Distribution Agreement) for such Transaction) shall, notwithstanding the provisions under “Conditions to Effectiveness” above, be deemed to be immediately effective.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Forward Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Forward Confirmation, any Supplemental Confirmation, the Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[To:	Barclays Bank PLC
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Attention:	Kevin Cheng
Telephone No.:	(+1) 212-526-8627
Facsimile:	(+1) 917-522-0458
Email:	kevin.cheng@barclays.com]

[To:	Bank of America, N.A.
One Bryant Park, 8th Fl.
New York, NY 10036
Attention:	Strategic Equity Solutions Group
Telephone No.:	646-855-6770
Email:	dg.issuer_derivatives_notices@bofa.com]

[To:	Citibank, N.A.
390 Greenwich Street
New York, NY 10013
Attention:	Eric Natelson; Theodore Finkelstein; Bianca Gotuaco
Telephone No.:	(212) 723-7310; (212)-723-1693; (212)-723-1132
Email:	eric.natelson@citi.com;theodore.finkelstein@citi.com;
bianca.gotuaco@citi.com

With a copy to:	eq.us.corporates.middle.office@citi.com;
eq.us.ses.notifications@citi.com]

[To:	Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198
Attention:	Jan Debeuckelaer
Telephone No.:	212-934-0893 / 917-277-1699
Email:	jan.debeuckelaer@gs.com

And email notification to:	Eq-derivs-notifications@am.ibd.gs.com]

[To:	JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
EDG Marketing Support
Email:	edg_notices@jpmorgan.com;
edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention:	Sanjeet S. Dewal
Telephone No.:	212-622-8783
Email:	sanjeet.s.dewal@jpmorgan.com]

[To:	Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036-8293
Attention:	Ludivine Stein
Email:	Ludivine.Stein@morganstanley.com

With a copy to:

To:	Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036-8293
Attention:	Legal Department
Email:	Anthony.Cicia@morganstanley.com,
Eric.D.Wang@morganstanley.com]

[To:	MUFG Securities EMEA plc
Ropemaker Place, 25 Ropemaker Street
London, EC2Y 9AJ, United Kingdom
Attention:	Derivative Confirmations
Email:	docsconfirms@int.sc.mufg.jp

With a copy to:	Jason.Stanger@mufgsecurities.com,
Sean.McElwaine@mufgsecurities.com, and
ECM@us.sc.mufg.jp]

[To:	The Toronto-Dominion Bank
c/o TD Securities (USA) LLC, as Agent
1 Vanderbilt Avenue
New York, NY 10017
Attention:	Global Equity Derivatives
Email:	TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com
TDS_ATM@tdsecurities.com;
vanessa.simonetti@tdsecurities.com;
christopher.obalde@tdsecurities.com
Telephone No.:	(212) 827-2896]

[To:	Truist Bank
50 Hudson Yards
70th Floor
New York, New York 10001
Attention:	Equity Syndicate Department
Email:	dl.atm.offering@truist.com

With a copy to:	Michael Collins
Managing Director
(203) 832-2333
michael.collins@truist.com]

[Notwithstanding anything to the contrary in the Agreement, all notices to Party A in connection with any Transaction are effective only upon receipt of email message to CorporateDerivativeNotifications@wellsfargo.com.][25]

Address for notices or communications to Party B:

Address:	Evergy, Inc.
1200 Main Street
Kansas City, Missouri 64105
Attention:	Geoffrey T. Ley, Vice President, Corporate Planning and Treasurer
Telephone No.:	214-701-0345
Email:	geoffrey.ley@evergy.com

(b)

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Master Forward Confirmation and/or any Supplemental Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Master Forward Confirmation and each Supplemental Confirmation by, among other things, the mutual waivers and certifications herein.

[25]	Insert for WF.

(c)

[Communications with Employees of J.P. Morgan Securities LLC. If Party B interacts with any employee of J.P. Morgan Securities LLC with respect to any Transaction hereunder, Party B is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with such Transaction.][26]

Acknowledgements:

The parties hereto intend for:

(a)

each Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)

a party’s right to liquidate each Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Master Forward Confirmation or any Supplemental Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Master Forward Confirmation and the related Supplemental Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Master Forward Confirmation and such related Supplemental Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Master Forward Confirmation and such Supplemental Confirmation and the deletion of such portion of the Master Forward Confirmation and/or such Supplemental Confirmation will not substantially impair the respective benefits or expectations of parties to this Master Forward Confirmation and such Supplemental Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

[U.S. Resolution Stay Protocol:

[The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Master Forward Confirmation, and for such purposes this Master Forward Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a

[26]	Insert for JPM.

separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Master Forward Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Master Forward Confirmation, and for such purposes this Master Forward Confirmation shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of this Master Forward Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Master Forward Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Master Forward Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. [In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Party A replaced by references to the covered affiliate support provider.]27

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]28

[The parties agree that the definitions and provisions contained in the ISDA 2018 U.S. Stay Protocol and Attachment thereto as published by ISDA on July 31, 2018 are hereby incorporated into and apply to the Agreement as if set forth in full herein. For these purposes, the following terms as used in the U.S. Stay Protocol shall have the following meanings: “Regulated Entity” shall mean Party A and Party B and “Protocol Covered Agreement” or “Covered Agreement”, as applicable, shall mean the Agreement.]29

[(a)	Recognition of the U.S. Special Resolution Regimes.

(i) In the event that Party A becomes subject to a proceeding under (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Party A of this Master Forward Confirmation, and any interest and obligation in or under, and any property securing, this Master Forward Confirmation, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Master Forward Confirmation, and any interest and obligation in or under, and any property securing, this Master Forward Confirmation were governed by the laws of the United States or a state of the United States.

[27]	Delete for TD and WF.
[28]	Insert for BofA, MS, TD and WF.
[29]	Insert for Citi.

(ii) In the event that Party A or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Rights”)) under this Master Forward Confirmation that may be exercised against Party A are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Master Forward Confirmation were governed by the laws of the United States or a state of the United States.

(b)

Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Master Forward Confirmation, the parties expressly acknowledge and agree that:

(i) Party B shall not be permitted to exercise any Default Right with respect to this Master Forward Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of Party A becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5 or 12 C.F.R. § 382.4, as applicable; and

(ii) Nothing in this Master Forward Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Party A becoming subject to an Insolvency Proceeding, unless the transfer would result in Party B being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to Party B.

(iii) For the purpose of this paragraph:

(A)	“Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(B)

“Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Party A under or with respect to this Master Forward Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

(c)

U.S. Protocol. If Party B has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by ISDA as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of this Master Forward Confirmation and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this section. For purposes of incorporating the ISDA U.S. Protocol, Party A shall be deemed to be a Regulated Entity, Party B shall be deemed to be an Adhering Party, and this Master Forward Confirmation shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.

(d)

Pre-existing In-Scope Agreements. Party A and Party B agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Party A and Party B that do not otherwise comply with the requirements of 12 C.F.R. §§ 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Master Forward Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.][30]

[30]	Insert for GS.

[The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, the J.P. Morgan entity that is a party to the Agreement (“J.P. Morgan”) shall be deemed a Regulated Entity and the other entity that is a party to the Agreement (“Counterparty”) shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, J.P. Morgan shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” J.P. Morgan shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to J.P. Morgan replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]31]32

Tax Matters:

(a)

For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: “It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii)

[31]	Insert for JPM.
[32]	Delete for Barclays, MUFG and Truist.

the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.”

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

[(A)	Each payment received or to be received by it in connection with the Agreement is effectively connected with its conduct of a trade or business within the United States.

(B)	It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.][33]

[(A)

It is a national banking association organized and existing under the laws of the United States of America, is an exempt recipient under Section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations, and its federal taxpayer identification number is 94-1687665.

(B)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.][34]

[(A)

It is a “U.S. person” (as that term is used in Section 7701(a)(30) of the Code (as defined below) and Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)

It is a national banking association organized and existing under the laws of the United States of America, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.][35]

[It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) or a disregarded entity of such U.S. person for U.S. federal income tax purposes.]36

[(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)

It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.][37]

[(A)	It is a limited liability company duly organized and formed under the laws of the State of Delaware and is a disregarded entity for U.S. federal income tax purposes.

(B)	Its sole member is a corporation duly organized under the laws of the State of Delaware and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.][38]

[33]	Insert for Barclays.
[34]	Insert for BofA.
[35]	Insert for Citi.
[36]	Insert for GS.
[37]	Insert for JPM.
[38]	Insert for MS.

[It is a “non-U.S. branch of a foreign person” as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations, a “foreign person” as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations and a “Qualified Derivatives Dealer”, as defined for purposes of Chapter 3 of the Code (as defined below) and is acting as a principal with respect to each Transaction under this Master Forward Confirmation.]39

[(A)	It is a corporation for U.S. federal income tax purposes.

(B)

Each payment received or to be received by it in connection with this Master Forward Confirmation and each Transaction will be effectively connected with its conduct of a trade or business in the United States.][40]

[(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)

It is a corporation organized and existing under the laws of the State of North Carolina and is an exempt recipient within the meaning of Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.][41]

[It is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.]42

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Missouri, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(c)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)

HIRE Act. [“Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.][43][To the extent that either party to the Agreement with respect to each Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from

[39]	Insert for MUFG.
[40]	Insert for TD.
[41]	Insert for Truist.
[42]	Insert for WF.
[43]	Insert for Barclays, Citi, GS, JPM, MS, MUFG, TD, Truist and WF.

time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to each Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of each Transaction.][44]

(e)

Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party B shall provide to Party A a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Master Forward Confirmation; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such tax form previously provided has become inaccurate or incorrect. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party A shall provide to Party B a valid and duly executed U.S. Internal Revenue Service Form W-8ECI, W-8IMY or W-9 (as applicable), or any successor thereto, (i) on or before the date of execution of this Master Forward Confirmation; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any such tax form previously provided has become inaccurate or incorrect. Furthermore, for the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, each party shall, promptly upon reasonable demand by the other party, provide any other tax form or document, accurately completed and in a manner reasonably satisfactory to such other party, that may be required or reasonably requested in order to allow such party to make a payment under this Master Forward Confirmation and the related Supplemental Confirmation, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

[Role of Agent:

Each of Party A and Party B acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Party A under the Transactions pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transactions, and may transfer its rights and obligations with respect to the Transactions, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transactions, (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Master Forward Confirmation or the Agreement and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transactions. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Party B acknowledges that the Agent is an affiliate of Party A. Party A will be acting for its own account in respect of this Master Forward Confirmation, any Supplemental Confirmation and the Transactions contemplated hereunder.

Regulatory Provisions:

The time of dealing for each Transaction will be confirmed by Party A upon written request by Party B. The Agent will furnish to Party B upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with any Transaction.

[44]	Insert for BofA.

Method of Delivery:

Whenever delivery of funds or other assets is required hereunder by or to Party B, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to the Transactions between Party A and Party B shall be transmitted exclusively through the Agent.

EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol:

The parties agree that the terms of the 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly) and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Forward Confirmation. For the purposes of this section:

Party A is a Portfolio Data Sending Entity and Party B is a Portfolio Data Receiving Entity.

Party A and Party B may use a Third Party Service Provider, and each of Party A and Party B consents to such use including the communication of the relevant data in relation to Party A and Party B to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

The Local Business Days for such purposes in relation to Party A and Party B is New York, New York, USA.

The following are the applicable email addresses:

Portfolio Data:

Party A: MarginServicesPortRec@barclays.com

Party B: geoffrey.ley@evergy.com

Notice of discrepancy:

Party A: PortRecDiscrepancy@barclays.com

Party B: geoffrey.ley@evergy.com

Dispute Notice:

Party A: EMIRdisputenotices@barclays.com

Party B: geoffrey.ley@evergy.com

NFC Representation:

Party B represents and warrants to Party A (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while any “Transaction” under any Confirmation under the Agreement remains outstanding, unless Party B notifies Party A promptly otherwise of any change in its status from that represented) that:

(a)

it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (i) a non-financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (ii) a non-financial counterparty (as defined in EMIR as it forms part of “retained EU law” (as defined in the European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and

(b)

as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom.

Bail-in Protocol:

The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German /Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Master Forward Confirmation. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.

Contractual Recognition of UK Stay Resolution:

Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by ISDA on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Party A shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Party B, (ii) Party B shall be treated as a “Module Adhering Party” and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date of this Master Forward Confirmation.]45

[45]	Insert for Barclays.

[Additional Provisions:

(a)

2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the Attachment to the 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013 (“EMIR Protocol”) apply to the Agreement as if the parties had adhered to the EMIR Protocol without amendment. In respect of the Attachment to the EMIR Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this clause (a) (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly) and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Forward Confirmation. For the purposes of this clause (a):

(i)	Party A is a Portfolio Data Sending Entity and Party B is a Portfolio Data Receiving Entity.

(ii)

Party A and Party B may use a Third Party Service Provider, and each of Party A and Party B consents to such use, including the communication of the relevant data in relation to Party A and Party B to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

(iii)	The Local Business Days for such purposes in relation to Party A are London and in relation to Party B are New York.

(iv)	The provisions in this paragraph shall survive the termination of this Master Forward Confirmation.

(v)	The following are the applicable email addresses:

Portfolio Data:

Party A:	OPS-ClientValuations@int.sc.mufg.jp

Party B:	geoffrey.ley@evergy.com

Notice of discrepancy:

Party A:	OPS-ClientValuations@int.sc.mufg.jp

Party B:	geoffrey.ley@evergy.com

Dispute Notice:

Party A:	OPS-ClientValuations@int.sc.mufg.jp

Party B:	geoffrey.ley@evergy.com

(b)

NFC Representation Protocol. The parties agree that the provisions set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by ISDA on March 8, 2013 (the “NFC Representation Protocol”) shall apply to the Agreement as if each party were an

Adhering Party under the terms of the NFC Representation Protocol. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this clause (b) (and references to “the relevant Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be “enters into the Agreement”, (iii) references to “Covered Master Agreement” shall be deemed to be references to the Agreement (and each “Covered Master Agreement” shall be read accordingly) and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Forward Confirmation. Party B confirms that it enters into this Master Forward Confirmation as a party making the NFC Representation (as such term is defined in the NFC Representation Protocol). Party B shall promptly send any required notification of any change to its status as a party making the NFC Representation under the NFC Representation Protocol to Party A (with a copy to MUSICMP.EMIREnquiries@int.sc.mufg.jp).

(c)

Transaction Reporting – Consent for Disclosure of Information. Notwithstanding anything to the contrary herein or in the Agreement or any non-disclosure, confidentiality or other agreements entered into between the parties from time to time, each party hereby consents to the Disclosure of information (the “Reporting Consent”):

(i)

to the extent required by, or necessary in order to comply with, any applicable law, rule or regulation which mandates Disclosure of transaction and similar information or to the extent required by, or necessary in order to comply with, any order, request or directive regarding Disclosure of transaction and similar information issued by any relevant authority or body or agency (“Reporting Requirements”); or

(ii)

to and between the other party’s head office, branches or affiliates; to any person, agent, third party or entity who provides services to such other party or its head office, branches or affiliates; to a Market; or to any trade data repository or any systems or services operated by any trade repository or Market, in each case, in connection with such Reporting Requirements.

“Disclosure” means disclosure, reporting, retention, or any action similar or analogous to any of the aforementioned.

“Market” means any exchange, regulated market, clearing house, central clearing counterparty or multilateral trading facility.

Disclosures made pursuant to this Reporting Consent may include, without limitation, Disclosure of information relating to disputes over transactions between the parties, a party’s identity and certain transaction and pricing data and may result in certain anonymous information becoming available to the public or to recipients in a jurisdiction which may have a different level of protection for personal data from that of the relevant party’s home jurisdiction.

This Reporting Consent shall be deemed to constitute an agreement between the parties with respect to Disclosure in general and shall survive the termination of this Master Forward Confirmation. No amendment to or termination of this Reporting Consent shall be effective unless such amendment or termination is made in writing between the parties and specifically refers to this Reporting Consent.

Contractual Recognition of Bail-In (United Kingdom):

(a)

Notwithstanding anything to the contrary in the Agreement or in any other agreement, arrangement or understanding among the parties, each party acknowledges and accepts that liabilities arising under the Agreement (other than Excluded Liabilities) may be subject to the exercise of the UK Bail-in Power by the relevant resolution authority and agrees and consents to, and acknowledges and accepts to be bound by, any Bail-in Action and the effects thereof (including any variation, modification and/or amendment to the terms of the Agreement as may be necessary to give effect to any such Bail-in Action), which if the Bail-in Termination Amount is payable by the BRRD Party to the Creditor Counterparty may include, without limitation:

(i)	a reduction, in full or in part, of the Bail-in Termination Amount; and/or

(ii)

a conversion of all, or a portion of, the Bail-in Termination Amount into shares or other instruments of ownership, in which case the Creditor Counterparty acknowledges and accepts that any such shares or other instruments of ownership may be issued to or conferred upon it as a result of the Bail-in Action.

(b)

Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of the Agreement and that no further notice shall be required between the parties pursuant to the Agreement in to order to give effect to the matters described herein.

(c)	The acknowledgements and acceptances contained in clauses (a) and (b) above will not apply if:

(i)

the relevant resolution authority determines that the liabilities arising under the Agreement may be subject to the exercise of the UK Bail-in Power pursuant to the law of a third country governing such liabilities or a binding agreement concluded with such third country and in either case the UK Regulations have been amended to reflect such determination; and/or

(ii)	the UK Regulations have been repealed or amended in such a way as to remove the requirement for either party to give or obtain the acknowledgements and acceptances contained in paragraphs (a) and (b).

(d)	Definitions.

“Bail-in Action” means the exercise of the UK Bail-in Power by the relevant resolution authority in respect of any transaction under the Agreement.

“Bail-in Termination Amount” means the early termination amount or early termination amounts (howsoever described), together with any accrued but unpaid interest thereon, in respect of all transactions (or if the Bail-in Action is exercised only with respect to transactions in one or more netting sets, all transactions relating to such netting set(s), as applicable) under the Agreement (before, for the avoidance of doubt, any such amount is written down or converted by the relevant resolution authority).

“BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means the party in respect of which the UK Bail-in Power has been exercised by the relevant resolution authority.

“Creditor Counterparty” means the party which is not the BRRD Party.

“Excluded Liabilities” means liabilities excluded from the scope of the contractual recognition of bail-in requirement pursuant to the UK Regulations.

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, the UK Regulations.

“UK Regulations” means any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the BRRD as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

Special Resolution Regime Termination Right:

(a)

Upon the occurrence of a Crisis Prevention Measure, Crisis Management Measure or a Recognised Third-Country Resolution Action (each as defined in section 48Z(1) of the U.K. Banking Act 2009) and/or any Bail-in Action in relation to Party A, Party B shall be entitled to exercise termination rights under, or rights to enforce its rights, in connection with the Agreement, to the extent that it would be entitled to do so under the Special Resolution Regime (as defined in the U.K. Banking Act 2009) if the Agreement were governed by the laws of any part of the United Kingdom.

(b)

For the purposes of clause (a) above, Section 48Z of the U.K. Banking Act 2009 is to be disregarded to the extent that it relates to a Crisis Prevention Measure other than the making of a “mandatory reduction instrument” by the Bank of England under section 6B of the U.K. Banking Act 2009.

Capacity of Dealer:

The parties acknowledge and agree that Party A is not a U.S. registered broker-dealer and that its participation in the Agreement and any Transaction is pursuant and subject to Rule 15a-6. Further, the parties acknowledge and agree that Party A’s U.S. registered broker-dealer affiliate, MUFG Securities Americas Inc. (its “U.S. Affiliate”), will act as Party A’s chaperone for purposes of the activities contemplated in the Agreement and that any reference to any obligation of Party A in the Agreement shall, to the extent that such obligations are required to be carried out by a registered broker or dealer under Rule 15a-6, be deemed to be a requirement that Party A procure that its U.S. Affiliate perform such obligations. Such obligations include but are not limited to effecting transactions, issuing confirmations, maintaining books and records, participating in oral communications and obtaining certain representations and consents.]46

[Role of Agent:

Party A has acted, and will act, as principal in respect of this Master Forward Confirmation, each Supplemental Confirmation and each Transaction and TD Securities (USA) LLC, its affiliate, is acting as agent for Party A (the “Agent”). With respect to the Agent, each of Party B and Party A acknowledges to and agrees with the other party hereto and with the Agent that (i) the Agent is acting as agent for Party A under each Transaction pursuant to instructions from Party A, (ii) the Agent is not a principal or party to this Master Forward Confirmation, any Supplemental

[46]	Insert for MUFG.

Confirmation or any Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner, to either party in respect of this Master Forward Confirmation, any Supplemental Confirmation or any Transaction, (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Master Forward Confirmation, any Supplemental Confirmation or the Agreement and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with any Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Party A is not a member of the Securities Investor Protection Corporation.]47

Counterparts:

This Master Forward Confirmation and each Supplemental Confirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Master Forward Confirmation or Supplemental Confirmation by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Master Forward Confirmation, each Supplemental Confirmation, or in any other certificate, agreement or document related to this Master Forward Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Remainder of page intentionally left blank]

[47]	Insert for TD.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Master Forward Confirmation and returning it to Party A [at Truist Bank, 50 Hudson Yards, 70th Floor, New York, New York 10001, and by email to michael.collins@truist.com]48[at CorporateDerivativeNotifications@wellsfargo.com]49.

Very truly yours,

[BARCLAYS BANK PLC][BANK OF AMERICA, N.A.][CITIBANK, N.A.][GOLDMAN SACHS & CO. LLC][JPMORGAN CHASE BANK, NATIONAL ASSOCIATION][MORGAN STANLEY & CO. LLC][MUFG SECURITIES EMEA PLC][THE TORONTO-DOMINION BANK][TRUIST BANK][WELLS FARGO BANK, NATIONAL ASSOCIATION]

By:
Name:
Title:

[TD SECURITIES (USA) LLC

Acting solely as Agent in connection with this Master Forward

Confirmation,

By:
Name:
Title:	]

Accepted and confirmed as

of the date first above written:

EVERGY, INC.

By:
Name:
Title:

[48]	Insert for Truist.
[49]	Insert for WF.

[Signature Page to Master Forward Confirmation]

EXHIBIT A

FORM OF SUPPLEMENTAL CONFIRMATION

To:	Evergy, Inc. (“Party B”) 1200 Main Street Kansas City, Missouri 64105

A-1

From:

[Barclays Bank PLC (“Party A”)

1 Churchill Place

London E14 5HP

United Kingdom

Telephone: +44 (0)20 7623 2323

c/o Barclays Capital Inc.

as Agent for Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Telephone: +1 212 526 7000]

[Bank of America, N.A. (“Party A”)

One Bryant Park, 8th Fl.

New York, NY 10036]

[Citibank, N.A. (“Party A”)

Strategic Equity Solutions

390 Greenwich Street, 4th Floor

New York, NY 10013]

[Goldman Sachs & Co. LLC (“Party A”)

200 West Street

New York, NY 10282-2198]

[JPMorgan Chase Bank, National Association (“Party A”)

New York Branch

383 Madison Avenue

New York, NY 10179]

[Morgan Stanley & Co. LLC (“Party A”)

1585 Broadway

New York, NY 10036-8293]

[MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London, EC2Y 9AJ, United Kingdom]

[The Toronto-Dominion Bank (“Party A”)

c/o TD Securities (USA) LLC, as Agent

1 Vanderbilt Avenue

New York, NY 10017]

[Truist Bank (“Party A”)

50 Hudson Yards

70th Floor

New York, NY 10001

Attn: Equity Syndicate Department]

[Wells Fargo Bank, National Association (“Party A”)

30 Hudson Yards

New York, NY 10001-2170

Email: CorporateDerivativeNotifications@wellsfargo.com]

Date:	[ ], 20[ ]

A-2

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Party A and Party B (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Party A and Party B as of the relevant Trade Date for the Transaction referenced below. [Party A is not a member of the Securities Investor Protection Corporation.]50

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Forward Confirmation dated as of May 8, 2025 (the “Master Forward Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Forward Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ], 20[ ]

Effective Date:	[ ], 20[ ]

Maturity Date:	[ ], 20[ ]

Base Amount:	[ ]

Initial Forward Price:	USD [ ]

Spread:	[ . ]%

Volume-Weighted Hedge Price:	USD [ ]

Specified Borrow Rate:	[ ] basis points per annum

Maximum Specified Borrow Rate:	[ ] basis points per annum

Forward Shares:	[ ][51] Shares

Notice Settlement Number:	[ ] Scheduled Trading Days

[50]	Insert for Barclays and TD.
[51]	To be 1.5x the Base Amount.

A-3

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Supplemental Confirmation and returning it to Party A [at Truist Bank, 50 Hudson Yards, 70th Floor, New York, New York 10001, and by email to michael.collins@truist.com]52[at CorporateDerivativeNotifications@wellsfargo.com]53.

Very truly yours,

[BARCLAYS BANK PLC][BANK OF AMERICA, N.A.][CITIBANK, N.A.][GOLDMAN SACHS & CO. LLC][JPMORGAN CHASE BANK, NATIONAL ASSOCIATION][MORGAN STANLEY & CO. LLC][MUFG SECURITIES EMEA PLC][THE TORONTO-DOMINION BANK][TRUIST BANK][WELLS FARGO BANK, NATIONAL ASSOCIATION]

By:
Name:
Title:

Accepted and confirmed as

of the date first above written:

EVERGY, INC.

By:
Name:
Title:

[52]	Insert for Truist.
[53]	Insert for WF.

[Signature Page to Forward Supplemental Confirmation]

Schedule I

Forward Price Reduction Date	Forward Price Reduction Amount
First Day of Forward Hedge Selling Period:	USD 0.00
[ ], 20[ ]	USD [ ]
[ ], 20[ ]	USD [ ]
[ ], 20[ ]	USD [ ]

[ ], 20[ ]	USD [ ]

I-1

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)

If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures for issuers comparable to Party B with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for similarly-sized private placement agreements with issuers comparable to Party B, all reasonably acceptable to Party A; provided that, prior to receiving or being granted access to any information, any such designated buyer may be required by Party B to enter into a customary non-disclosure agreement with Party B in respect of any such due diligence rights. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price for the relevant Transaction in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement, this Master Forward Confirmation or any Supplemental Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date for the relevant Transaction or Termination Settlement Date for the relevant Transaction that would otherwise be applicable.

(ii)

If Party B delivers any Restricted Shares in respect of any Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall (so long as Party A or any such affiliate is not an “affiliate” of Party B within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

Exhibit B

FORM OF ISSUANCE PLACEMENT CONFIRMATION

VIA ELECTRONIC MAIL

[Date]

Evergy, Inc.

1200 Main Street

Kansas City, Missouri 64105

Attention: [●]

This Confirmation sets forth the terms of the agreement between [●] (the “Manager”) and Evergy, Inc. (the “Company”) relating to the sale of shares of the Company’s common stock, without par value, having an aggregate gross sales price of up to $1,200,000,000 pursuant to the Equity Distribution Agreement dated May 8, 2025 between the Company and each of the Managers, the Forward Purchasers and the Forward Sellers named therein (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Manager executing this Transaction Confirmation to engage in the following transaction:

(a) [Number of Issuance Shares to be sold][Aggregate Gross Price of Issuance Shares to be sold]:

(b) Minimum price at which Issuance Shares may be sold:

(c) Date(s) on which Issuance Shares may be sold:

(d) Compensation to the Manager:

The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers an Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers an Acceptance by [●] a.m./p.m. (New York time) on [the date hereof     , 20 ].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

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If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours,

[Manager]

By:
Name:
Title:

ACCEPTED as of the date first above written

EVERGY, INC.

By:
Name:
Title:

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Exhibit C

FORM OF FORWARD PLACEMENT NOTICE

VIA ELECTRONIC MAIL

[Date]

[Forward Purchaser], as Forward Purchaser

[Address]

Attention: [●]

[Forward Seller], as Forward Seller

[Address]

Attention: [●]

Reference is made to the Equity Distribution Agreement dated May 8, 2025 (the “Agreement”) between Evergy, Inc. (the “Company”) and each of the Managers, the Forward Purchasers (including you) and the Forward Sellers (including you) named therein. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Agreement. This Forward Placement Notice informs you that the Company desires to enter into a Forward, including a related Contract, on the terms set forth below The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

Effective Date of Delivery of Forward Placement Notice (determined pursuant to Section 2(d) of the Agreement):

Number of Days in Forward Hedge Selling Period:

First Date of Forward Hedge Selling Period:

Last Date of Forward Hedge Selling Period:

Forward Hedge Amount:	$

Forward Hedge Selling Commission Rate:		%

Forward Price Reduction Dates	Forward Price Reduction Amounts
[First Date of Forward Hedge Selling Period:]	$
[ ]	$
[ ]	$
[ ]	$
[Thereafter:]	$

Term: [Month/Years]

Specified Borrow Rate: [ ] basis points

Maximum Specified Borrow Rate: [ ] basis points

Notice Settlement Number: [ ]

Minimum price (Adjustable by Company during the Forward Hedge Selling Period, and in no event less than $[1.00] without your prior written consent, which consent may be withheld in your sole discretion): $[  ] per share

Comments: [ ]

EVERGY, INC.

By:
Name:
Title:

ACCEPTED as of the date first above written

[Forward Purchaser], as Forward Purchaser

By:
Name:
Title:

[Forward Seller], as Forward Seller

By:
Name:
Title:

Exhibit D

FORM OF OPINION OF OUTSIDE COMPANY COUNSEL

1. The Agreement is a valid and binding agreement of the Company.

2. Each Forward Contract is or will be (as applicable) a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3. The Registration Statement has become effective under the Securities Act; the Prospectus has been filed pursuant to Rule 424(b) in accordance with Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect nor are any proceedings for such purpose pending before or threatened by the Commission.

4. The Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph 2), as of the date of the Agreement or any applicable Terms Agreement, and the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom and other than the documents incorporated by reference therein, as to none of which we express any opinion pursuant to this paragraph 2), as of the date of the Prospectus Supplement and as of the date hereof, appear on their face to have complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

5. The documents incorporated by reference in the Prospectus Supplement and the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein or omitted therefrom, as to which we express no opinion), at the respective times such documents were filed with the Commission, appear on their face to have complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

6. The execution, delivery and performance by the Company of the Agreement or any applicable Terms Agreement and each Forward Contract entered into or to be entered into by the Company, and the consummation by the Company of the transactions contemplated thereby (including the issuance and sale of the Shares issued or issuable pursuant to the Agreement or under such Forward Contract and the use of the proceeds from the sale of the Shares as described in the General Disclosure Package and in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Agreement or such Terms Agreement and such Forward Contract, did not, do not or will not (as applicable) violate any provision of Applicable Laws. As used in this paragraph 6 and numbered paragraph 7 below, the term “Applicable Laws” means the laws of the State of New York and the federal laws of the United States of America that, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Agreement or such Terms Agreement and each Forward Contract entered into or to be entered into by the Company (provided that the term “Applicable Laws” shall not include federal or state securities or blue sky laws, including the Securities Act, the Exchange Act and the Investment Company Act, and the respective rules and regulations of the Commission thereunder).

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7. No consent, approval, qualification, authorization, certificate or order of, or registration or filing with, any court or other governmental commission or regulatory authority or agency is required under Applicable Laws for the execution and delivery by the Company of, or the performance of the Company’s obligations under, the Agreement or any applicable Terms Agreement and each Forward Contract, or for the issuance and sale of the Shares as contemplated therein.

8. The statements set forth in the General Disclosure Package and the Prospectus under the caption “Description of Common Stock” fairly and accurately summarize in all material respects the matters therein described.

9. The statements set forth in the General Disclosure Package and the Prospectus under the caption “Plan of Distribution” (insofar as such statements purport to summarize certain provisions of the Agreement and Master Forward Confirmation) fairly and accurately summarize in all material respects the matters therein described.

10. The statements set forth in the General Disclosure Package and the Prospectus under the heading “Material U.S. Federal Tax Considerations to Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of United States federal income tax law, constitute accurate summaries in all material respects, subject to the qualifications set forth therein.

11. The Company is not, and will not be after giving effect to the offer and sale of the Shares issued or issuable pursuant to the Agreement or the sale of the Shares issued or issuable under each Forward Contract and the application of the proceeds therefrom as described in the Prospectus, required to register as an “investment company” (as defined in the Investment Company Act and the rules and regulations of the Commission thereunder).

12. No facts came to the attention of such counsel that gave such counsel reason to believe that (i) any part of the Registration Statement, as of the date of the Agreement or any applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus contained, as of the date of the Agreement or such Terms Agreement, or contains, on the date hereof, any untrue statement of a material fact or omitted, as of the date of the Agreement or such Terms Agreement, or omits, on the date hereof, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no opinion or belief with respect to the financial statements, including the schedules and notes thereto, or any other financial and accounting data and the statistical data derived therefrom included or incorporated or deemed to be incorporated by reference therein or omitted therefrom.

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Exhibit E

FORM OF OPINION OF INTERNAL COMPANY COUNSEL

1. The Company is a validly organized and existing corporation in good standing under the laws of the State of Missouri and is duly qualified as a foreign corporation to do business in the State of Kansas with corporate power and authority to own, lease and operate its properties and to conduct its business as set forth in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Agreement and each Master Forward Confirmation.

2. The Agreement or any applicable Terms Agreement and each Master Forward Confirmation has been duly authorized, executed and delivered by the Company.

3. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

4. The Shares have been duly and validly authorized for issuance and sale to the Managers pursuant to the Agreement or any applicable Terms Agreement and each Master Forward Confirmation, and when issued and delivered by the Company pursuant to the Agreement or such Terms Agreement and each Master Forward Confirmation against payment of the consideration set forth therein, will be duly and validly issued, fully paid and non-assessable.

5. The issuance of the Shares is not subject to any preemptive or other similar rights of any securityholder of the Company.

6. Each Subsidiary has been duly organized or formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock owned directly or indirectly by the Company of each Subsidiary have been duly authorized and validly issued, are (in the case of capital stock) fully paid and non-assessable and, to the best of such counsel’s knowledge, such shares of capital stock owned by the Company, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary.

7. No consent, approval, qualification, authorization, certificate or order of, or registration or filing with, any court or other state or federal commission or regulatory authority or agency (other than (i) as may be required under securities or blue sky laws of the various states and (ii) as may have already been obtained or made and shall be in full force and effect on the date

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hereof) is necessary for the execution and delivery by the Company of, or the performance of the Company’s obligations under, the Agreement or any applicable Terms Agreement and each Master Forward Confirmation or for the issue and sale of the Shares as contemplated therein.

8. The Company and the Subsidiaries hold, to the extent required, valid and subsisting franchises, licenses and permits authorizing them to carry on the regulated utility businesses in which they are engaged, in the territories from which substantially all of their consolidated gross operating revenue is derived, except where the failure to hold such franchises, licenses and permits would not reasonably be expected to result in a Material Adverse Change.

9. To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the General Disclosure Package and the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject that are not described in the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material to the consolidated financial condition of the Company and its subsidiaries, taken as a whole.

10. To the best of such counsel’s knowledge, the Company is not in violation of its articles of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material Agreement or Instrument.

11. The execution, delivery and performance of the Agreement or any applicable Terms Agreement and each Master Forward Confirmation and the consummation of the transactions contemplated therein (including the issuance and sale of the Shares and the use of the proceeds received by the Company from the sale of the Shares as described in the General Disclosure Package and in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Agreement or such Terms Agreement and each Master Forward Confirmation do not and will not conflict with or violate or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any material Agreement or Instrument or any law, any regulation or any administrative or court order or decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the Company’s articles of incorporation or by-laws.

12. To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits to the Registration Statement, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Agreement or Instrument described, referred to, filed or incorporated by reference therein.

In rendering such opinion, such counsel may state no opinion is expressed as to the laws of any jurisdiction other than the laws of the States of Missouri and Kansas and the federal laws of the United States of America.

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